                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          ImClone Systems Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          PRELIMINARY PROXY MATERIALS

                          IMCLONE SYSTEMS INCORPORATED
                               180 VARICK STREET
                               NEW YORK, NY 10014
                                 (212) 645-1405

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         DATE:  MAY 31, 2000
                         TIME:  10:00 A.M. (LOCAL TIME)
                         PLACE: LE PARKER MERIDIEN HOTEL NEW YORK
                               118 WEST 57TH STREET
                               NEW YORK, NEW YORK 10019

ITEMS OF BUSINESS:

     1. Election of ten directors.

     2. Approval of amendments to the Company's 1996 Incentive Stock Option Plan, as amended (the "1996 ISO Plan") and the Company's 1996 Non-Qualified Stock Option Plan, as amended (the "1996 Non-Qualified Plan") to increase the number of shares of common stock which are authorized to be issued in the aggregate under the 1996 ISO Plan and 1996 Non-Qualified Plan.

     3. Approval of an amendment to the Company's certificate of incorporation to increase the number of shares of common stock the Company is authorized to issue.

     4. Approval of amendments to options held by the President and Chief Executive Officer and Executive Vice President and Chief Operating Officer.

     5. Ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

     6. Any other matters properly brought before the shareholders at the meeting.

RECORD DATE:

     Only holders of the common stock of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the meeting.

ANNUAL REPORT:

     Our 1999 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

     It is important that your shares be represented and voted at the meeting. To vote, please complete, sign and date the enclosed proxy and promptly return it in the envelope provided. Sending in your proxy will not prevent you from voting in person at the meeting.

                                          By Order of the Board of Directors

                                          JOHN B. LANDES
                                          Secretary

New York, New York
April   , 2000

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................    1
What is the purpose of the meeting?.........................    1
Who is entitled to vote?....................................    1
Who can attend the meeting?.................................    1
What constitutes a quorum?..................................    1
How do I vote?..............................................    2
Can I change my vote after I return my proxy card?..........    2
What are the Board's recommendations?.......................    2
What vote is required to approve each item?.................    2
How are votes counted?......................................    2
Who pays for this proxy solicitation?.......................    2
STOCK OWNERSHIP.............................................    3
Who are the largest owners of the Company's stock?..........    3
How much stock do the Company's directors and certain
  officers own?.............................................    3
ITEM 1 -- ELECTION OF BOARD OF DIRECTORS....................    5
Nominees for Director.......................................    5
Business Experience of Nominees for Director................    6
Directors' Compensation.....................................    8
Information Concerning Board and Committee Meetings.........    9
Information Concerning Officers.............................   10
Certain Transactions........................................   11
Executive Compensation......................................   11
Report of the Compensation Committee on Executive
  Compensation..............................................   11
Compensation Committee Interlocks and Insider
  Participation.............................................   13
Summary Compensation Table..................................   14
Option Grants for Fiscal 1999...............................   16
Option and Warrant Exercises and Values for Fiscal 1999.....   17
Stock Price Performance.....................................   18
ITEM 2 -- Approval of amendments to the 1996 Incentive Stock
  Option Plan and 1996
Non-Qualified Stock Option Plan.............................   18
ITEM 3 -- Approval of amendment to the Certificate of
  Incorporation.............................................   23
ITEM 4 -- Approval of amendments to options held by the
  President and Chief Executive Officer And Executive Vice
  President and Chief Operating Officer.....................   25
ITEM 5 -- Ratification of the appointment of KPMG LLP for
  fiscal 2000...............................................   26
Stockholder Proposals for fiscal 2000.......................   26

 THESE MATERIALS CONSTITUTE PRELIMINARY PROXY MATERIALS FILED WITH RESPECT TO A FORTHCOMING ANNUAL MEETING OF STOCKHOLDERS. CERTAIN INFORMATION WILL BE REVISED
   TO REFLECT ACTUAL FACTS AT THE TIME THAT THE DEFINITIVE PROXY STATEMENT IS
                            MAILED TO STOCKHOLDERS.

                          IMCLONE SYSTEMS INCORPORATED
                               180 VARICK STREET
                            NEW YORK, NEW YORK 10014
                            ------------------------

                          PRELIMINARY PROXY STATEMENT

                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of ImClone Systems Incorporated (the "Company") to be held at 10:00 a.m., local time, on Wednesday, May 31, 2000, at Le Parker Meridien Hotel, 118 West 57th Street, New York, New York, New York 10019, and at any adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 28, 2000.

ABOUT THE MEETING

  What is the purpose of the meeting?

     At the meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors, approval of amendments to the Company's 1996 Incentive Stock Option Plan, as amended (the "1996 ISO Plan") and 1996 Non-Qualified Stock Option Plan, as amended (the "1996 Non-Qualified Plan" and, collectively with the 1996 ISO Plan, sometimes referred to in this proxy statement as the "1996 Plans"), approval of an amendment to the Company's certificate of incorporation, approval of amendments to options held by the Company's President and Chief Executive Officer and Executive Vice President and Chief Operating Officer and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from stockholders.

  Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 7, 2000, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

  Who can attend the meeting?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

  What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 31,228,232 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

  How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

  Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

  What are the Board's recommendations?

     The persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (the "Board"). The Board's recommendation is "for" each of the items set forth in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

  What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

     Amendment of Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares outstanding on the record date will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such item will not be voted.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such item will not be voted although it will be counted for purposes of determining the number of votes cast on the item. Accordingly, an abstention will have the effect of a negative vote. An abstention will, however, be counted for purposes of determining whether there is a quorum.

  How are votes counted?

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will be able to vote your shares without instruction from you on matters that the New York Stock Exchange determines to be routine and will not be permitted to vote your shares on matters that the New York Stock Exchange does not determine to be routine. Thus, if you do not give your broker or nominee specific instructions on non-routine matters, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval on those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum and in determining the number of votes cast on a routine item.

  Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. In addition, we have retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a fee of $5,000 plus reasonable out-of-pocket expenses.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The Company knows of no single person or group of related persons that is the beneficial owner of more than 5% of the Company's common stock. This is based solely on Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission ("SEC") as of March 28, 2000.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND CERTAIN OFFICERS OWN?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the Named Officers in the Summary Compensation Table below and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 28, 2000. "Beneficial Ownership" is a technical term defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially own" our common stock if you own it directly or indirectly (e.g., through a relationship, a position as a director or trustee or through an agreement).

                                                                                    BENEFICIALLY
BENEFICIAL OWNER                                              BENEFICIALLY OWNED    OWNED(1)(2)
----------------                                              ------------------    ------------
Samuel D. Waksal, Ph.D. ....................................      1,592,583(3)           4.9%
Harlan W. Waksal, M.D. .....................................      1,240,780(4)           3.9%
Robert F. Goldhammer........................................        887,890(5)           2.8%
John Mendelsohn, M.D. ......................................        207,226(6)             *
Carl S. Goldfischer, M.D. ..................................        251,900(7)             *
David M. Kies...............................................        176,450(8)             *
Paul B. Kopperl.............................................         80,510(9)             *
Vincent T. DeVita, Jr., M.D. ...............................         86,592(10)            *
William R. Miller...........................................         53,647                *
Richard Barth...............................................         52,750(11)            *
Arnold J. Levine............................................         13,500(12)            *
Ronald A. Martell...........................................         15,731(13)            *
S. Joseph Tarnowski, Ph.D. .................................         15,054(14)            *
All directors and executive officers as a group (11
  persons)(15)..............................................      4,355,923             12.8%

---------------
  *  Less than 1%.

 (1) Unless otherwise noted, each person's address is in care of ImClone Systems Incorporated, 180 Varick Street, Sixth Floor, New York, New York 10014.

 (2) The percentage of voting stock owned by each stockholder is calculated by dividing (1) the number of shares deemed to be beneficially held by such stockholder as of March 28, 2000, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (2) the sum of (A) 31,187,627, which is the number of shares of common stock outstanding as of March 28, 2000 plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and warrants held by such stockholder. For purposes of this security ownership table "currently exercisable options" and "currently exercisable warrants" consist of options and warrants exercisable as of March 28, 2000 or within 60 days after March 28, 2000. Shares of our series A preferred stock are not included in the denominator because they do not have voting rights.

 (3) Includes 320,000 shares issuable upon the exercise of currently exercisable warrants and 655,000 shares issuable upon the exercise of currently exercisable options.

 (4) Includes 445,000 shares issuable upon the exercise of currently exercisable options; 278,220 shares issuable upon the exercise of currently exercisable warrants; and 2,600 shares owned by Dr. Waksal's sons.

 (5) Includes 146,042 shares issuable upon the exercise of currently exercisable options; 376,300 shares issuable upon the exercise of currently exercisable warrants; and 13,314 shares held in trust as to which Mr. Goldhammer disclaims beneficial ownership.

 (6) Consists of 207,226 shares issuable upon the exercise of currently exercisable options.

 (7) Includes 75,000 shares issuable upon exercise of currently exercisable options.

 (8) Includes 36,250 shares issuable upon the exercise of currently exercisable options and 8,200 shares held by Mr. Kies as custodian for his minor son.

 (9) Includes 60,000 shares issuable upon the exercise of currently exercisable options and 50 shares held by Mr. Kopperl's spouse as to which Mr. Kopperl disclaims beneficial ownership.

(10) Includes 86,292 shares issuable upon the exercise of currently exercisable options.

(11) Includes 51,250 shares issuable upon exercise of currently exercisable options.

(12) Consists of 13,500 shares issuable upon exercise of currently exercisable options.

(13) Includes 15,000 shares issuable upon exercise of currently exercisable options.

(14) Includes 15,000 shares issuable upon exercise of currently exercisable options.

(15) Includes an aggregate of (1) 2,750,080 shares issuable upon the exercise of currently exercisable options and warrants and (2) 13,364 shares as to which beneficial ownership is disclaimed. Notwithstanding that Mr. Martell and Dr. Tarnowski are included in the Summary Compensation Table included in this proxy statement, shares held by Mr. Martell and Dr. Tarnowski have not been included as they are not considered to be executive officers of ImClone.

                                 PROPOSAL NO. 1

                         ELECTION OF BOARD OF DIRECTORS

     An entire Board of Directors, consisting of nine members, will be elected at the meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting.

     Nominations. At the meeting, the Board of Directors will nominate the persons named in this proxy statement as directors. Although we don't know of any reason why any of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available for election.

     General Information About the Nominees. All of the nominees are currently directors of the Company. Each of the nominees has agreed to be named in the proxy statement and to serve as a director if elected.

NOMINEES FOR DIRECTOR

                                                                                          DIRECTOR OF
NAME                                              CURRENT POSITION WITH COMPANY          COMPANY SINCE
----                                              -----------------------------          -------------
Richard Barth(1)(2).......................  Director                                         1996
Vincent T. DeVita, Jr., M.D.(1)(5)........  Director                                         1992
Robert F. Goldhammer(2)(3)(4).............  Chairman of the Board                            1984
David M. Kies(2)(4).......................  Director                                         1996
Paul B. Kopperl(1)(2)(4)..................  Director                                         1993
Arnold J. Levine..........................  Director                                         2000
John Mendelsohn, M.D.(4)(5)...............  Director                                         1998
William R. Miller(1)(4)...................  Director                                         1996
Harlan W. Waksal, M.D.(3)(4)(5)...........  Executive Vice President, Chief Operating        1984
                                              Officer and Director
Samuel D. Waksal, Ph.D.(3)(5).............  President, Chief Executive Officer and           1985
                                            Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation and Stock Option Committee

(3) Member of Executive Committee

(4) Member of Nominating and Corporate Governance Committee

(5) Member of Research Oversight Committee

                  BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

     RICHARD BARTH, 68, has been a Director of the Company since October 1996. Mr. Barth served as Chairman of the Board of Ciba-Geigy Corporation, United States ("Ciba-Geigy") from 1990 until December 1996, and was President and Chief Executive Officer of Ciba-Geigy from 1986 until April 1996. Mr. Barth is a member of the Board of Directors of numerous organizations, including Novartis Corporation, United States, The Bank of New York, Bowater, Inc. and New York Medical College.

     VINCENT T. DEVITA, JR., M.D., 65, has been a Director of the Company since February 1992. Since 1995, Dr. DeVita has served as Director of the Yale Cancer Center as well as Professor of Medicine and Professor of Epidemiology and Public Health at Yale University School of Medicine, New Haven, Connecticut. From September 1988 through June 1995, Dr. DeVita served as Attending Physician at Memorial Sloan Kettering Cancer Center ("Sloan Kettering"), New York, and through June 1991 as Physician-in-Chief. From 1980 to 1988, he served under Presidential appointment as Director of the National Cancer Institute ("NCI"), where he had held various positions since 1966. During his years with the NCI, Dr. DeVita was instrumental in developing the first successful combination cancer chemotherapy program. This work ultimately led to effective regimens of curative chemotherapy for a variety of cancers. Dr. DeVita's numerous awards include the 1990 Armand Hammer Cancer Prize and the 1982 Albert and Mary Lasker Medical Research Award for his contribution to the cure of Hodgkin's disease. Dr. DeVita received his M.D. from the George Washington University School of Medicine, Washington, DC, in 1961.

     ROBERT F. GOLDHAMMER, 69, has served as the Company's Chairman of the Board since February 1991 and has been a Director of the Company since October 1984. Mr. Goldhammer has been a partner of Concord International Investment Group, L.P. since 1991. He was a partner of Rohammer Corporation, a private investment company, from 1989 to 1991. He was a managing director of Kidder, Peabody Group Inc., an investment banking firm, from May 1988 to January 1989. He is a director of Esterline Technologies Corporation.

     DAVID M. KIES, 56, has been a Director of the Company since June 1996. Mr. Kies is a Partner of the New York based law firm Sullivan & Cromwell, specializing in mergers and acquisitions, securities and general corporate matters.

     PAUL B. KOPPERL, 66, has served as a Director of the Company since December 1993. He is President of Pegasus Investments, Inc., Boston, a private investment management firm established in 1994. He has served as President of Delano & Kopperl, Inc., a private business strategy and venture investing firm in Boston and its predecessor firms from 1976 to the present. From 1967 through 1975, he was Vice President and a principal of Kidder, Peabody & Co. Incorporated, New York, an investment banking firm. From 1959 to 1967 he was an associate with Goldman, Sachs & Co., New York. Mr. Kopperl is a Trustee and Governor of the Dana-Farber Cancer Institute, Boston and a member of its Executive and Investment Committees. Over the years he has served as a trustee or director of numerous businesses and not-for-profit educational, performing arts and social welfare organizations.

     ARTHUR J. LEVINE, PH.D., 60, has served as a member of the Board since April 2000. Dr. Levine is a cancer biologist and is President of Rockefeller University. Previously, Dr. Levine was the Harry C. Wiess Professor of Life Sciences at Princeton University, where he founded Princeton's molecular biology department during a 12-year tenure that saw the department grow to include two research laboratories and 35 faculty members. Prior to his work at Princeton, Dr. Levine was Chairman at SUNY Stony Brook School of Medicine. Dr. Levine is also a Director of PE Corporation, Baxter International, Inc., Genomica Corp. and Advanced Medicine.

     JOHN MENDELSOHN, M.D., 63, has been a Director of the Company since February 1998. He has served as the President of M.D. Anderson Cancer Center, University of Texas, where he has also been Professor of Medicine since 1996. From 1985 to 1996 he was Chairman of the Department of Medicine at Sloan Kettering, New York, as well as holder of the Winthrop Rockefeller Chair in Medical Oncology at Sloan Kettering. He was also Professor and Vice-Chairman of Medicine at Cornell University Medical College and an attending physician at both Memorial and New York Hospitals. Dr. Mendelsohn served on the faculty of the University of California, San Diego and was instrumental in the creation of the University's Cancer Center, where he served as Director from 1976 to 1985. Dr. Mendelsohn's work has focused on growth factors and their role in regulating the proliferation of cancer cells through cell surface receptors. Dr. Mendelsohn was responsible for developing specific monoclonal antibodies that block receptors, including epidermal growth factor receptors, which mediate growth factor activation of cell and growth and division. Dr. Mendelsohn is currently a board member of Enron Corp., the Richard Lounsbery Foundation and the Greater Houston Partnership, and a fellow of the New York Academy of Medicine. In 1997, Dr. Mendelsohn was elected to the Institute of Medicine of the National Academy of Sciences.

     WILLIAM R. MILLER, 71, has been a Director of the Company since June 1996. Mr. Miller served as Vice Chairman of the Board of Directors of the Bristol-Myers Squibb Company from 1985 until 1991, at which time he retired. Mr. Miller is a director of Isis Pharmaceuticals, Inc., Transkaryotic Therapies, Inc. and Westvaco Corporation. He is Chairman of the Board of Vion Pharmaceuticals, Inc. He is Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, Metropolitan Opera Association and Opera Orchestra of New York. He is a member of Oxford University Chancellor's Court of Benefactors, Honorary Fellow of St. Edmund Hall and Chairman of the English-Speaking Union of the United States.

     HARLAN W. WAKSAL, M.D., 47, is a founder of the Company and has been a Director since April 1984. He has directed the Company's research and development since April 1985, and has served as the Company's Executive Vice President and Chief Operating Officer since March 1987. From 1985 to March 1987, Dr. Waksal served as the Company's President. Dr. Waksal received his training in Internal Medicine from Tufts-New England Medical Center Hospital and in Pathology from Kings County Hospital in Brooklyn, New York from 1982 to 1987. From 1984 to 1985, Dr. Waksal was Chief Resident in Pathology at Kings County Hospital. He received his Medical Degree from Tufts University School of Medicine in 1979. He is currently Adjunct Assistant Professor in the Department of Pathology at Downstate Medical Center, New York. Dr. Harlan Waksal and Dr. Samuel Waksal are brothers.

     SAMUEL D. WAKSAL, PH.D., 52, President of the Company, is a founder of the Company and has been its Chief Executive Officer and a Director since August 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. Dr. Waksal currently serves on the Executive Committee of the New York Biotechnology Association and is Chairman of the New York Council for the Humanities. Dr. Samuel Waksal and Dr. Harlan Waksal are brothers.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE (PROPOSAL NO. 1 ON YOUR PROXY CARD).

                            DIRECTORS' COMPENSATION

CASH COMPENSATION

     Each Director of the Company, exclusive of the Chairman, who is not a full-time employee of the Company or who does not otherwise provide consulting services to the Company receives compensation of $10,000 per year, or a pro rata portion thereof for persons not serving the full fiscal year, for such person's services as a Director as well as reimbursement of the Director's reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities. The Chairman, who is not a full-time employee of the Company, receives $150,000 per year for his services as Chairman as well as reimbursement of his reasonable out of pocket expenses incurred in connection with his Board and Board committee activities. In addition, subject to the first sentence of this paragraph, the Chairman of each of the Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee receives $5,000 per year as compensation for the services of each as Chairman.

DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's 1996 Non-Qualified Plan, Directors who are not full-time employees of the Company automatically receive on each February 15th an option to purchase a specified number of shares of common stock, or a pro rata portion thereof for persons not having served the full fiscal year. On February 15, 1999, this specified number was 2,500 shares; however, the amount was increased to 15,000 shares at the annual meeting of shareholders for the 1998 fiscal year held in May 1999, except that for the Chairman who is not a full time employee of the Company for whom this number was increased to 30,000 shares. Such options vest after one full year of service on the Board from the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant. Directors newly joining the Board who are not full-time employees of the Company are made a one-time option grant under the 1996 Non-Qualified Plan to purchase 25,000 shares of common stock. Such options vest as to 25% of the shares of common stock over the four-year period commencing with the date of grant, subject to such individual's continued service on the Board on the scheduled date of vesting, and have an exercise price equal to the fair market value of the common stock on the date of grant. From time to time, including during 1999, directors who are not full-time employees of the Company are granted additional options in consideration for providing services on the Board.

     The table below sets forth option grants to Directors who are not full-time employees of the Company during the year ended December 31, 1999 in consideration for such Directors serving on the Board:

                                                            NUMBER OF
NAME                                                         OPTIONS
----                                                        ---------
Richard Barth.............................................   2,500(1)
                                                            15,000(2)

Jean Carvais(3)...........................................   2,500(1)
                                                            15,000(2)

Vincent T. DeVita, Jr.....................................   2,500(1)
                                                            15,000(2)

Robert F. Goldhammer......................................   2,500(1)
                                                            30,000(4)

David M. Kies.............................................   2,500(1)
                                                            15,000(2)

Paul B. Kopperl...........................................   2,500(1)
                                                            15,000(2)

Arnold Levine.............................................        (5)

                                                            NUMBER OF
NAME                                                         OPTIONS
----                                                        ---------
John Mendelsohn...........................................   2,500(1)
                                                            15,000(2)

William R. Miller.........................................   2,500(1)
                                                            15,000(2)

---------------
(1) These options were granted automatically pursuant to the terms of the 1996 Non-Qualified Plan on February 15, 1999 at a per share exercise price of $9.563 which is equal to the fair market value of the common stock on the date of grant. They vested and became exercisable in their entirety on February 15, 2000 and terminate February 14, 2009.

(2) These options were granted as additional options in consideration for serving on the Board pursuant to the terms of the 1996 Non-Qualified Plan on March 12, 1999 at a per share exercise price of $13.25 which is equal to the fair market value of the common stock on the date of grant. They vested and became exercisable in their entirety on March 12, 2000 and terminate March 11, 2009.

(3) Dr. Carvais resigned from the Board effective March 13, 2000.

(4) Options to purchase an aggregate of 30,000 shares of common stock were granted as additional options in consideration for Mr. Goldhammer serving as Chairman of the Board pursuant to the terms of the 1996 Plans on March 12, 1999 at a per share exercise price of $13.25 which is equal to the fair market value of the common stock on the date of grant. The options vested and became exercisable in their entirety on March 12, 2000 and terminate on March 11, 2009.

(5) Dr. Levine joined the Board in April 2000.

                   INFORMATION CONCERNING BOARD AND COMMITTEE
                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. During the year ended December 31, 1999, there were eight meetings of the Company's Board. No incumbent director attended fewer than 75% of the total number of meetings of the Board and of the Committees of the Board on which he served.

     The Company has an Executive Committee of the Board composed of Dr. Samuel
D. Waksal (Chairman), Robert F. Goldhammer and Dr. Harlan W. Waksal. The Executive Committee acts for the Board when formal Board action is required between Board meetings. The Executive Committee has all the power of the full Board in the management of the business and affairs of the Company, except those powers that by law cannot be delegated by the Board. The Executive Committee met two times during the year ended December 31, 1999 and also took certain action by unanimous written consent.

     The Company has an Audit Committee of the Board composed of Paul B. Kopperl (Chairman), Vincent T. DeVita, Jr., Richard Barth and William R. Miller. The Audit Committee considers matters relating to the adequacy and integrity of the Company's internal financial controls and the objectivity of the Company's financial reporting, reviews the Company's annual financial statements and the performance of the Company's auditors and makes recommendations to the Board with respect to these matters. The Audit Committee also provided leadership to the Company's "Year 2000" compliance program. The Audit Committee's Chairman reviews and comments upon the Company's quarterly financial statements. The Audit Committee met three times during the year ended December 31, 1999.

     The Company has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board composed of Robert F. Goldhammer (Chairman), Paul B. Kopperl, David M. Kies and Richard Barth. The Compensation Committee is responsible for developing executive compensation policies. The Compensation Committee (i) determines on an annual basis the base salary to be paid to the Chief Executive Officer and determines bonuses and incentive awards to be paid from time to time to the Chief Executive

Officer; and (ii) approves on an annual basis a salary plan for other senior officers on the recommendation of the Chief Executive Officer in conjunction with other senior personnel and approves bonuses and incentive awards to be paid from time to time to such senior officers on the recommendation of the Chief Executive Officer in conjunction with other senior personnel. The Compensation Committee also administers the Company's various stock option and purchase plans, including the granting of options under the option plans. The Compensation Committee met two times during the year ended December 31, 1999 and also took certain action by unanimous written consent.

     The Company has a Nominating and Corporate Governance Committee composed of David M. Kies (Chairman), Paul B. Kopperl, John Mendelsohn, William R. Miller, Robert F. Goldhammer and Harlan W. Waksal. The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding Board and committee nominees and membership, director performance and officer candidates. The Nominating and Corporate Governance Committee also considers and makes recommendations to the Board with respect to corporate organizational and governance matters. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 1999. The Nominating and Corporate Governance Committee considers nominations for director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's Amended and Restated By-laws.

     The Company has a Research Oversight Committee composed of Samuel D. Waksal (Chairman), Vincent T. DeVita, Jr., John Mendelsohn and Harlan W. Waksal. The Research Oversight Committee is responsible for participating on behalf of the Board in the monitoring of the research focus of the Company. The Research Oversight Committee did not meet during the year ended December 31, 1999.

                        INFORMATION CONCERNING OFFICERS

     Certain information concerning each officer of the Company is provided below.

     SAMUEL D. WAKSAL, PH.D., is the President and Chief Executive Officer of the Company. Certain information concerning Dr. Waksal appears on page 7.

     HARLAN W. WAKSAL, M.D., is the Executive Vice President and Chief Operating Officer of the Company. Certain information concerning Dr. Waksal appears on page 7.

     PETER BOHLEN, PH.D., 57, has been Vice President, Research of the Company since September 1996. From November 1995 to July 1996 he was Senior Director of Ixsys, a privately-held biotechnology company. From October 1987 to June 1996 he was department head of the Molecular Biology Section of American Cyanamid's Medical Research Division and director of the company's angiogenesis program. He also has held academic positions at the Salk Institute, San Diego and the University of Zurich, Switzerland. Dr. Bohlen received his Ph.D. in chemistry from the University of Berne in Switzerland. In 1983, he received the Cloetta Award in Switzerland for his contributions in the field of protein analysis.

     CARL S. GOLDFISCHER, M.D., 41, has served as Vice President, Finance and Chief Financial Officer since May 1996. From June 1994 until joining the Company, Dr. Goldfischer served as a healthcare analyst with Reliance Insurance Company. From June 1991 until June 1994, Dr. Goldfischer was Director of Research for D. Blech & Co., an investment banking firm. Dr. Goldfischer received a doctorate of medicine from Albert Einstein College of Medicine in 1988 and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991. Dr. Goldfischer is a Director of Immulogic Pharmaceutical Corporation and NeoRx Corporation.

     JOHN B. LANDES, 52, has served as Vice President, Legal and General Counsel since 1992 and also as Vice President, Business Development from 1992 through 1999. Prior thereto, he was Vice President, Administration and Legal since December 1984. He also has been Secretary of the Company since April 1985 and served as its Treasurer from April 1984 through September 1991, except for an interim period from December 1988 to February 1991. From 1978 to 1984, Mr. Landes was an associate attorney with the Boston law firm of Mahoney, Hawkes and Goldings.

     RONALD A. MARTELL, 38, has served as the Company's Vice President, Marketing since November 1998. Prior to joining the Company he worked at Genentech, Inc. for ten years where he held various positions. Most recently, from 1996 until joining the Company, he served as Genentech's Group Manager of Oncology Products where he directed the launch of Herceptin, Genentech's monoclonal antibody product approved to treat breast cancer. From 1995 to 1996 he served as Senior Product Manager where he launched Pulmozyme for cystic fibrosis in Europe. From 1994 through 1995 he served as Manager of Genentech's Piedmont Sales Division. Prior to that, he served from 1993 as Associate Product Manager for Genentech's Pulmozyme.

     S. JOSEPH TARNOWSKI, PH.D., 46, has served as the Company's Vice President, Product and Process Development since January 1999. Prior to joining the Company, he held various positions with CellPro Inc., the principal business of which was the development, manufacture and marketing of automated systems that utilize monoclonal antibodies to purify large quantities of specific cells for therapeutic and diagnostic applications. He joined CellPro in June 1992 as Vice President of Operations and was appointed to the position of Vice President of Research and Development in June 1995 and became Senior Vice President and Chief Technical Officer in December 1996. From November 1986 to May 1992, Dr. Tarnowski was Director, Process and Product Development of Scios Nova Inc. (formerly California Biotechnology Inc.), a company that develops recombinant human proteins for therapeutic uses. Dr. Tarnowski received a Ph.D. in Biochemistry from the University of Tennessee in 1979 and was a Postdoctoral Fellow at the Roche Institute of Molecular Biology from 1979 through 1981.

     MICHAEL A. TRAPANI, 44, has served as ImClone's Vice President, Regulatory Affairs & Quality Assurance since June 1999. He has more than 20 years' experience in the pharmaceutical industry, with the majority of his experience in the drug approval area. From January 1996 through May 1999, he held various positions at Cytogen Corp., Princeton, New Jersey, most recently as its Vice President, Regulatory Affairs & Quality Assurance. Prior to that, he served from September 1993 until January 1996 as Senior Director, Regulatory Affairs for Pharmacia Adria, Columbus, Ohio. From 1981 through 1993 he served in various positions at Kabi Pharmacia, Piscataway, New Jersey, ending as its Executive Director, Regulatory Affairs. Mr. Trapani began his career in 1977 with the Food and Drug Administration.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ownership of and transactions in the Company's securities by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding common stock are required to be reported to the SEC pursuant to
Section 16(a) of the Exchange Act. During the year ended December 31, 1999, based on information received by the Company, one form was untimely filed for each of Mr. Kopperl, Dr. Goldfischer and Dr. Harlan Waksal.

                              CERTAIN TRANSACTIONS

     During the year ended December 31, 1999, the Company paid Dr. Vincent T. DeVita, Jr., a Director of the Company, a total of $100,000 for scientific consulting services provided to the Company by Dr. DeVita.

     In January 1998, the Company accepted a promissory note totaling approximately $131,000 from its President and CEO in connection with the exercise of a warrant to purchase 87,305 shares of the Company's common stock. The note was due no later than two years from issuance and was full recourse. Interest was payable on the first anniversary date of the promissory note and on the stated maturity or any accelerated maturity at the annual rate of 8.5%. The note, including all interest, has been paid in full.

     In October 1998, the Company accepted an unsecured promissory note totaling $100,000 from its Executive Vice President and COO. The note was payable on demand including interest at the annual rate of 8.25% for the period that the loan was outstanding. The note, including all interest, has been paid in full.

     In January 1999, the Company accepted an unsecured promissory note totaling $60,000 from its Vice President, Product and Process Development. The note was payable upon the earlier of on demand or July 28, 1999 and bore interest at an annual rate equal to the prime rate at Citibank, N.A. plus 1% for the period that the loan was outstanding. The loan was made as a bridge in connection with the officer's relocation in connection with accepting employment with the Company. The note, including all interest, has been paid in full.

     The Company uses Concord Capital Management International, a New York-based money management firm, to manage the investment of a portion of the Company's debt security portfolio. The Company's Chairman of the Board is a limited partner of Concord Capital Management International. The Company paid investment fees to Concord Capital Management International of approximately $60,000 in the year ended December 31, 1999.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

  Overall Philosophy

     The Company's executive compensation philosophy is based on the premise that compensation should be set at levels that support the Company's business strategies and long-term objectives. The elements of the executive compensation package are base salary and participation in annual incentives, including stock options.

     In establishing base salaries, annual incentive awards and awards of stock options, the Compensation Committee considers the executive's annual review and periodic compensation surveys, including those provided by third parties covering the biopharmaceutical industry.

     The Compensation Committee uses no set formulas and may accord different weight to different factors for each executive. The Committee looks toward the progress of the Company's research and development programs, its ability to gain support for such programs, either internally or externally, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

  Deductibility of Compensation

     The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which, beginning in 1994, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other Named Officers (as hereinafter defined). It is the policy of the Company to attempt to have its executive compensation plans treated as tax deductible compensation whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

  Chief Executive Officer Compensation

     In evaluating Dr. Samuel D. Waksal's 1999 performance, the following Company achievements were noted:

     - At the end of 1998, the Company had financial assets of roughly $48,000,000 which increased to over $300,000,000 as of the date of this proxy statement, giving the Company financial resources to pursue its established strategic goals.

     - At the end of 1998, the Company had underway one Phase III clinical trial for its cancer vaccine, BEC2. At the end of 1999, the Company had initiated two additional Phase III clinical trials for IMC-C225, its lead interventional therapeutic, as a treatment for head and neck cancer.

     - During 1999, the Company initiated a pivotal Phase II clinical trial in colorectal cancer and another pivotal Phase II trial in head and neck cancer, each with IMC-C225.

     - During the year, the Company concluded pre-clinical work on IMC-1C11, its lead candidate for angiogenesis inhibition for which an IND was filed in December 1999 for the initiation of clinical trials.

     - The Company gave presentations at both the American Association of Cancer Researchers ("AACR") and American Society of Clinical Oncologists ("ASCO") meetings, which helped immeasurably its ability to achieve resulting financings, allowing the Company flexibility to assure its commitment to expanding ongoing clinic trials and product development.

     The market price of the Company's common stock has reflected the Company's strategic and operational strengths under the leadership of both Dr. Samuel D. Waksal and Dr. Harlan W. Waksal.

                  Compensation and Stock Option Committee
                  Robert F. Goldhammer, Chairman
                  Richard Barth
                  David M. Kies
                  Paul B. Kopperl

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 1999, the members of the Compensation Committee were Richard Barth, Robert F. Goldhammer (Chairman), David M. Kies and Paul B. Kopperl, none of whom is a full-time employee of the Company or any of its subsidiaries or has ever been an officer of the Company or any subsidiaries.

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated officers (other than the Chief Executive Officer) for the years ended December 31, 1999, 1998 and 1997 who were serving as officers at December 31, 1999 and whose total salary and bonus exceeded $100,000 for the year ended December 31, 1999 (the "Named Officers").

                                                                                  LONG TERM
                                          ANNUAL COMPENSATION                COMPENSATION AWARDS
                              -------------------------------------------   ---------------------
                                                             OTHER ANNUAL   SECURITIES UNDERLYING    ALL OTHER
                                      SALARY       BONUS     COMPENSATION   OPTIONS AND WARRANTS    COMPENSATION
                              YEAR    ($)(1)       ($)(2)       ($)(3)             (#)(4)               ($)
                              ----   --------     --------   ------------   ---------------------   ------------
Samuel D. Waksal............  1999   $300,000     $600,000          --            1,000,000           $10,435(6)
  President and Chief         1998    300,000      400,000          --              300,000            10,435(6)
  Executive Officer           1997    225,000      280,000          --              250,000(5)         10,435(6)
Harlan W. Waksal............  1999    250,000      500,000          --              650,000                --
  Executive Vice President    1998    250,000      300,000          --              250,000                --
  and Chief Operating
    Officer                   1997    195,000      250,000          --              497,000(5)(7)          --
Carl S. Goldfischer(8)......  1999    175,000      250,000          --                     (9)             --
  Vice President, Finance     1998    175,000       75,000          --              125,000(9)             --
  and Chief Financial
    Officer                   1997    175,000       90,000          --               25,000(5)             --
Ronald A. Martell(10).......  1999    175,000      100,000          --               75,000
  Vice President,             1998     15,417(10)   25,000(11)   161,216(12)          60,000
  Marketing and Sales         1997         --           --          --                   --
S. Joseph Tarnowski(13).....  1999    195,000       60,000          --               75,000                --
  Vice President, Product     1998         --           --          --                   --                --
  and Process Development     1997         --           --          --                   --                --

---------------
 (1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Code.

 (2) Although the Company has no formal bonus plan, the Compensation Committee, in its discretion, may award bonuses to officers of the Company. The Company has paid bonuses based on individual and Company performance. Amounts shown include awards paid relative to services rendered in each of the last three fiscal years. All bonus awards for each of the last three fiscal years were paid in cash. Bonuses are recorded for the period in which they were earned.

 (3) Excludes perquisites and other personal benefits for each Named Officer which did not equal or exceed the lesser of $50,000 or 10% of such individual's base salary and bonus for the years ended December 31, 1999, 1998 and 1997, respectively.

 (4) Options or warrants to purchase the number of shares of common stock shown are recorded for the period in which they were granted, except as discussed in footnote 5.

 (5) Options to purchase 250,000, 100,000 and 25,000 shares of common stock, respectively, held by Drs. Samuel D. Waksal, Harlan W. Waksal and Carl S. Goldfischer, respectively, were granted in January 1998 and relate to 1997 performance.

 (6) Consists of premium payments on a term life insurance policy for Dr. Samuel
     D. Waksal under which his daughters are the beneficiaries.

 (7) In March 1997, the Board extended the term of a warrant to purchase 397,000 shares of common stock held by Dr. Harlan W. Waksal which was due to expire. The term was extended for a period of two years on the same terms and conditions as the original grant. For purposes of this table, this extension is treated as a new warrant grant. In April 1997, Dr. Harlan W. Waksal exercised this warrant.

 (8) Dr. Goldfischer commenced employment with the Company on May 20, 1996.

 (9) In May 1998, Dr. Goldfischer was granted an option to purchase 125,000 shares of common stock. Pursuant to its original terms, it vested as to 40% on May 27, 1999 and was scheduled to vest as to 30% on May 27, 2000 and the remaining 30% on May 27, 2001. In March 2000, the vesting of this option was accelerated so that it became immediately vested and exercisable in its entirely. This benefit is deemed to relate to 1999 performance.

(10) Mr. Martell commenced employment with the Company in November 1998.

(11) This was a sign-on bonus paid to Mr. Martell upon his joining the Company.

(12) Consists of relocation expenses associated with Mr. Martell's joining the Company, including closing costs for sale of home, temporary housing and taxes associated with such benefits.

(13) Dr. Tarnowski commenced employment with the Company in January 1999.

                          OPTION GRANTS IN FISCAL 1999

     The following table sets forth certain information relating to stock option grants to the Named Officers during the year ended December 31, 1999.

                                          % OF TOTAL
                             NUMBER OF     OPTIONS/                                   POTENTIAL REALIZABLE VALUE AT
                             SECURITIES    WARRANTS                                      ASSUMED ANNUAL RATES OF
                             UNDERLYING   GRANTED TO                                  STOCK PRICE APPRECIATION FOR
                              OPTIONS/    EMPLOYEES      EXERCISE                        OPTION/WARRANT TERM(3)
                              WARRANTS    IN FISCAL       PRICE       EXPIRATION   -----------------------------------
           NAME               GRANTED      YEAR(1)     ($/SHARE)(2)      DATE       0%($)       5%($)        10%($)
           ----              ----------   ----------   ------------   ----------   -------   -----------   -----------
Samuel D. Waksal...........  1,000,000(4)     31%        $ 18.25        5/23/09         --   $11,477,327   $29,085,800
Harlan W. Waksal...........    650,000(4)     20%          18.25        5/23/09         --     7,460,263    18,905,770
Carl S. Goldfischer........           (5)     --              --             --         --            --            --
Ronald A. Martell..........     75,000(6)      2%          28.00        11/1/09         --     1,320,679     3,346,859
S. Joseph Tarnowski........     60,000(7)      2%           8.44         1/3/09    $59,880       416,010       962,384
                                15,000(6)    0.5%         36.125       12/15/09                  340,782       863,609

---------------
(1) The Company granted options to purchase a total of 3,275,260 shares of common stock to employees during 1999.

(2) Except as discussed in footnote 7, all options were granted to purchase common stock at an exercise price that equaled or exceeded the fair market value of the common stock on the date of grant.

(3) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the holders if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted.

(4) These options vest and become exercisable in their entirety on May 24, 2006; subject to earlier vesting based on stock price targets being achieved over a specified period of time. As of the date of this proxy statement, all stock price targets have been achieved and the stockholders are being asked to approve an amendment to these options that would make them fully exercisable upon approval by the shareholders at the Annual Meeting. See Proposal No. 4.

(5) In May 1998, Dr. Goldfischer was granted an option to purchase 125,000 shares of common stock. Pursuant to its original terms, it vested as to 40% on May 27, 1999 and was scheduled to vest as to 30% on May 27, 2000 and the remaining 30% on May 27, 2001. In March 2000, the vesting of this option was accelerated so that it became immediately vested and exercisable in its entirely. This benefit is deemed to relate to 1999 performance.

(6) These options are exercisable as to 25% of the shares on each of the first, second, third and fourth anniversaries of the date of grant.

(7) This option was granted to Dr. Tarnowski in connection with his commencement of employment with the Company in January 1999. It was granted at an exercise price equal to the fair market value of the common stock on the date he accepted his offer of employment. It is exercisable as to 25% of the shares on each of the first, second, third and fourth year anniversaries of his commencement of employment.

            OPTION AND WARRANT EXERCISES AND VALUES FOR FISCAL 1999

     The following table sets forth option and warrant exercises during the year ended December 31, 1999 by the Named Officers and the value of the options and warrants held by such persons on December 31, 1999, whether or not exercisable on such date.

                                                                   NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS/WARRANTS AT            OPTIONS/WARRANTS
                                 SHARES                          DECEMBER 31, 1999(#)       AT DECEMBER 31, 1999($)(2)
                               ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                           EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------------   -----------   -------------   -----------   -------------
Samuel D. Waksal.............         --       $       --       765,000       1,180,000(3)  $25,018,000    $26,460,000(3)
Harlan W. Waksal.............         --               --       520,680         800,000(3)   18,034,278     18,131,250(3)
Carl S. Goldfischer..........    300,000        3,507,492        75,000              --       2,118,750             --
Ronald A. Martell............         --               --        15,000         120,000         442,500      2,199,375
S. Joseph Tarnowski..........         --               --            --          75,000              --      1,923,600

---------------
(1) The values realized were calculated by multiplying the closing market price of the common stock on the date of exercise by the respective number of shares exercised and subtracting the aggregate exercise price. Accordingly, such values realized assume a sale of such common stock on the date of exercise, which may not necessarily have occurred.

(2) The values were calculated by multiplying the closing market price of the common stock on December 31, 1999 ($39.625 per share as reported by the Nasdaq National Market on that date) by the respective number of shares and subtracting the aggregate exercise price, without making any adjustments for vesting, termination contingencies or other variables. If the exercise price of an option or warrant is equal to or greater than $39.625 the option or warrant is deemed to have no value.

(3) This does not give effect to an approval of Proposal No. 4.

OTHER BENEFIT PLANS

     The Company has no defined benefit or defined contribution retirement plans other than the ImClone Systems Incorporated 401(k) Employee Savings Plan (the "Plan") established under Section 401(k) of the Code. Contributions to the Plan are voluntary, and substantially all full-time employees are eligible to participate. For 2000, the Company has elected to make voluntary matching contributions equal to 25% of the first 4% of an employee's eligible compensation contributed by the employee, limited to $2,500 per employee. The Company made such a matching contribution for 1999 which totaled $70,000. The Company anticipates evaluating the level of its matching contribution, if any, on an annual basis.

                            STOCK PRICE PERFORMANCE

     The graph below provides a comparison of the cumulative total return (assuming reinvestment of dividends) for the Company (which paid no dividends), The Nasdaq Stock Market (U.S. Companies) Total Return Index, the Nasdaq Pharmaceutical Stocks Total Return Index and The American Stock Exchange Biotechnology Total Return Index for the period from December 31, 1994 through December 31, 1999. The graph assumes $100 was invested in ImClone common stock and each of the indexes at the beginning of such period. The Nasdaq Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Nasdaq Pharmaceutical Stocks Total Return Index represents all companies, including biotechnology companies, trading on Nasdaq classified under the Standard Industrial Classification Code for pharmaceuticals. The American Stock Exchange Biotechnology Total Return Index represents a cross section of companies in the biotechnology industry trading on the American Stock Exchange. The Company has included the American Stock Exchange Biotechnology Total Return Index because the Company believes it is a more relevant comparison due to its being comprised solely of biotechnology companies.

        COMPARISON OF FIVE YEAR TOTAL RETURN AMONG IMCLONE, NASDAQ STOCK
 MARKET (U.S. COMPANIES) TOTAL RETURN INDEX, NASDAQ PHARMACEUTICAL STOCKS TOTAL
             RETURN INDEX AND AMEX BIOTECHNOLOGY TOTAL RETURN INDEX

                                         NASDAQ           AMEX
  DATE    IMCLONE SYSTEMS   NASDAQ   PHARMACEUTICAL   BIOTECHNOLOGY
--------  ---------------   ------   --------------   -------------
12/31/94         100         100          100              100
12/31/95         814         141          183              163
12/31/96       1,041         174          184              176
12/31/97         867         213          190              198
12/31/98         967         300          242              226
12/31/99       4,229         546          450              477

                                 PROPOSAL NO. 2

  APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 INCENTIVE STOCK OPTION PLAN AND 1996 NON-QUALIFIED STOCK OPTION PLAN TO INCREASE THE SHARES OF COMMON STOCK
                    AUTHORIZED TO BE ISSUED UNDER THE PLANS

     Each of the 1996 Plans has been approved by the Board and the stockholders of the Company for the benefit of certain executives and employees of the Company, in the case of the 1996 ISO Plan, and consultants, advisors, directors and employees of the Company, in the case of the 1996 Non-Qualified Plan. The Board believes that a key ingredient in attracting, retaining and motivating executives and other employees, advisors, consultants and directors is to offer significant potential rewards based upon the Company's success through the issuance of stock options. The amendments to the 1996 Plans increasing the shares of common stock authorized for issuance presented herein to the stockholders for their approval are designed to assist the Company in accomplishing this goal. Of the 4,000,000 shares of common stock currently authorized in the aggregate under the 1996 Plans, at March 28, 2000 an aggregate of 649,059 shares remained available for future grants.

     The following summary description of the 1996 Plans is qualified in its entirety by the full text of each of the 1996 Plans which may be obtained by the Company's stockholders upon request to the Secretary of the Company.

     The last sale price of a share of the Company's common stock as reported by
the Nasdaq National Market on April   , 2000 was $          .

     Purpose of the 1996 Plans. The purpose of the 1996 Plans is to promote the interests of the Company by affording executives and employees of the Company, in the case of the 1996 ISO Plan, and consultants, advisors, directors and employees of the Company, in the case of the 1996 Non-Qualified Plan, an opportunity to acquire a proprietary interest in the Company pursuant to stock options issued by the Company, and thus to create in such persons increased personal interest in its continued success.

     Administration of the 1996 Plans. The 1996 Plans are administered by the Board or the Compensation Committee comprised of not less than two persons who shall be appointed by the Board from among the members of the Board.

     The members of the Compensation Committee serve at the pleasure of the Board, which has the power at all times to remove members from the Compensation Committee or to add members thereto. Vacancies in the Compensation Committee, however caused, are filled by action of the Board. All decisions or determinations of the Compensation Committee are made by the majority vote or decision of all of its members.

     The interpretation and construction by the Compensation Committee of the provisions of the 1996 Plans or of the options granted thereunder are final unless otherwise determined by the Board.

     Eligibility to Participate in the 1996 Plans. Executives and employees of the Company are eligible for the grant of options under the 1996 ISO Plan ("Incentive Stock Options"), and advisors, consultants, directors and employees of the Company are eligible for the grant of options under the 1996 Non-Qualified Plan ("Non-Qualified Stock Options").

     Common Stock Subject to the 1996 Plans. The number of shares of common stock to be issued or sold pursuant to options granted under the 1996 Plans may not exceed 4,000,000 shares. On April 14, 2000, the Board amended the 1996 Plans, subject to shareholder approval, to increase the number of shares of common stock which may be issued in the aggregate under the 1996 Plans from 4,000,000 to 5,500,000. The shareholders are being asked to approve this amendment at the Annual Meeting.

     If any change is made in the shares of common stock subject to the 1996 Plans or subject to any option granted under the 1996 Plans (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by the Compensation Committee as to the maximum number of shares subject to the 1996 Plans and the number of shares and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of option rights. Any such determination made by the Compensation Committee shall be final, binding and conclusive upon each participant.

     Amendments or Discontinuation of the 1996 Plans. The Board may make such amendments, changes and additions to either of the 1996 Plans, or may discontinue and terminate either of the 1996 Plans, as it may deem advisable from time to time; provided, however, that no action may affect or impair any options theretofore granted under such plans, and provided, further, however, that the affirmative vote of the owners of a majority of the outstanding shares of common stock present at a meeting in person or by proxy and entitled to vote at the meeting shall be necessary to effect any amendment to either of the 1996 Plans which would increase the number of shares of common stock subject to options granted under such plan or, in the case of the 1996 ISO Plan only, which would authorize Incentive Stock Options at a price below the fair market value (or 110% thereof, if the employee receiving such grant owns more than 10% of the voting securities of the Company at the time of the grant) of the shares of common stock subject to the option.

     ERISA. Neither of the 1996 Plans is subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

DESCRIPTIONS OF OPTIONS

     Nontransferability. Options granted pursuant to the 1996 Plans are not transferable by the holder thereof, other than by will, the laws of descent and distribution, or (if authorized in the applicable Stock Option Agreement), pursuant to a qualified domestic relations order, as defined in the Code, or Title I of ERISA or the rules thereunder or with respect to options granted under the 1996 Non-Qualified Plan, to a member of the immediate family member of the holder of the options, within the meaning of Rule 16a-1(e) of the Securities and Exchange Act of 1934, as amended, a trust for such family members, a partnership whose only partners are such family members or of a charitable institution within the meaning of Section 501(c)(3) of the Code.

     Granting of Options. The Board or the Compensation Committee shall determine the executives, employees, consultants, advisors and directors to be granted options under the respective plan, the number of shares of common stock subject to such options, the exercise prices of options, the terms thereof and any other provisions not inconsistent with the 1996 Plans. To the extent the aggregate fair market value of common stock with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds the limitations of Section 422 of the Code (currently at $100,000) (based upon the fair market value of such common stock on the date of the grant of such options), those options exercisable with respect to those shares valued in excess of $100,000 will be treated as Non-Qualified Stock Options. All stock options granted pursuant to the 1996 Plans shall be evidenced by stock option agreements or notices (the "Stock Option Agreements"), which need not be identical, between the Company and the participant in such form as the Compensation Committee shall from time to time approve, subject to the terms of the 1996 Plans which may, but need not, be executed or acknowledged. Each Stock Option Agreement shall state the total number of shares of common stock with respect to which the option is granted, the terms and conditions of the option and the exercise price or prices thereof.

     The 1996 Non-Qualified Plan provides that annually, on February 15 of each of the Company's fiscal years, any Director of the Company who at the time is not a full-time employee of the Company (a "Participating Director") will be automatically granted an option for 15,000 shares of common stock (a "Participating Director Option") and the Chairman of the Board who is not a full-time employee of the Company (the "Participating Chairman") will be automatically granted an option for 30,000 shares of common stock (a "Participating Chairman Option"). Each person who becomes a Participating Director or Participating Chairman after the first day of the Company's fiscal year and within nine months of that date will be granted, on the date that person becomes a Participating Director or Participating Chairman, a Participating Director Option or Participating Chairman Option for a number of shares of common stock determined by pro rating the normal grant amount based on the period of time remaining in the fiscal year in which such person becomes a Participating Director. No person who owns 10% or more of the outstanding common stock of the Company (including shares of common stock issuable upon exercise of outstanding options and warrants) will be granted a Participating Director Option or Participating Chairman Option.

     Duration of the 1996 Plans. Options may be granted under the 1996 ISO Plan until February 25, 2006 and options may be granted under the 1996 Non-Qualified Plan until June 3, 2006.

     Exercise Price. The price at which the shares of common stock subject to each option (other than Participating Director Options and Participating Chairman Options) granted under the 1996 Plans may be purchased (the "option price" or "exercise price") shall be determined by the Board or the Compensation Committee, which shall have the authority at the time the option is granted to prescribe in any Stock Option Agreement that the price per share, with the passage of pre-determined periods of time, shall increase from the original price to higher prices. Participating Director Options and Participating Chairman Options have an exercise price equal to the fair market value of the common stock on the date of the grant. Notwithstanding the foregoing, in no event may the exercise price of an option granted under the 1996 ISO Plan be less than 100% (110% in the case of 10% stockholders) of the fair market value of the common stock on the date of the grant. The exercise price of all options granted under each of the 1996 Plans is payable in full upon the exercise of such option, which payment shall be in cash, by check or in stock (that has been owned by the participant for at least six months) or notes of the Company, or, as agreed to by the Board, other consideration. In the case of payment made in stock of the Company, the stock shall be valued at its fair market value.

     Terms and Conditions of Exercise; Exercise Period. The terms and conditions of any option granted under the 1996 Plans and the exercise period are governed by the Stock Option Agreement issued to the holder of the option. Subject to the limitations set forth in the 1996 Plans, the terms of such Stock Option Agreements, including the exercise period, are determined by the Board or Compensation Committee and need not be uniform among recipients of similar options. Except as set forth below, options (other than Participating Director Options and Participating Chairman Options) granted pursuant to the 1996 Plans may be exercised only if the participant was, at all times during the period beginning on the date the option was granted and ending on the date of such exercise, an advisor or consultant to or director or employee of the Company, in case of options granted under the 1996 Non-Qualified Plan, or an employee of the Company, in case of options granted under the 1996 ISO Plan. If a participant's employment or service with the Company is terminated other than by reason of death or disability (a) the right to exercise any unvested option or unvested portion of any option granted under either of the 1996 Plans or any unexercised option or portion of an option (whether or not vested) granted under the 1996 IS0 Plan prior to December 16, 1999 shall terminate on the date of termination of the relationship between the participant and the Company and (b) the right to exercise any option or portion of any option granted under the 1996 Non-Qualified Plan or granted on or after December 16, 1999 under the ISO Plan which is vested as of the date of termination of employment or service shall terminate upon the earlier of (i) the thirtieth day following such termination of employment or service or (ii) the date of such option or portion of an option would have expired had it not been for the termination of employment or service. The option may not be exercised after its expiration in accordance with the foregoing, and the shares of common stock subject to the unexercised portion of such option may again be subject to new options under the 1996 Plans. In the event a participant dies or is disabled while he is an advisor or consultant to or a director or employee of the Company, any options (other than Participating Director Options and Participating Chairman Options) theretofore granted to him shall be exercisable only within the next 12 months immediately succeeding such death or disability and then only (a) in the case of death, by the person or persons to whom the participant's rights under such option shall pass by will or the laws of descent and distribution, and in the case of disability, by such participant or his legal representatives and (b) if and to the extent that he was entitled to exercise such option at the date of his death or disability except as otherwise provided in connection with a particular option or a particular individual's death or disability. Participating Director Options and Participating Chairman Options remain exercisable for ten years after the date of grant and the option holder (or his legal representative or that of his estate) may continue to exercise an option notwithstanding that the holder ceases to be a Participating Director or Participating Chairman. The maximum option term under the 1996 Plans is ten years after the date of grant (or in the case of an Incentive Stock Option granted to a 10% stockholder, five years after the date of grant).

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 PLANS

     The following discussion is intended only as a general summary of the federal income tax consequences to holders of options with respect to their participation in the 1996 Plans and does not discuss all of the tax consequences that may be relevant to a holder of options in light of such holder's particular tax circumstances. The discussion is based on the current provisions of the Code and regulations, administrative rulings and judicial decisions now in effect (or, in the case of certain Treasury regulations, proposed), all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction and the tax treatment of each holder will depend in part upon such holder's particular tax situation.

     None of the 1996 Plans is qualified under Section 401 (a) of the Code.

INCENTIVE STOCK OPTIONS

     Holders of Incentive Stock Options will not recognize any income upon the grant of their options. A holder of an Incentive Stock Option will also not generally recognize any income upon the exercise of such option and, except as provided below, such holder's basis in the shares of common stock received upon exercise of an Incentive Stock Option ("ISO stock") will be equal to the exercise price paid for such shares. In general, upon the sale or disposition of ISO stock, a holder will recognize capital gain or loss equal to the difference between the amount realized from such sale or disposition and such holder's adjusted basis in the ISO stock.

     If, however, a holder disposes of ISO stock (i) within two years from the date of the granting of the option or (ii) within one year after the date the option was exercised (each a "disqualifying disposition"), the holder will recognize ordinary income equal to the excess, if any, of the fair market value of the ISO stock on the exercise date over the exercise price. The amount of such income will be added to the holder's adjusted basis in the ISO stock for purposes of determining the amount of the holder's gain on the disposition of such stock. In the event that the selling price received by a holder in a disqualifying disposition is less than the fair market value of the ISO stock on the date the option was exercised, the amount of ordinary income recognized by the holder will be limited to an amount equal to the excess of the amount received by the holder in the disqualifying disposition over the adjusted basis of the ISO stock (i.e., the exercise price of the Incentive Stock Option). The holder's capital gain or loss on the sale or disposition of ISO stock will be long-term gain or loss if the shares have been held for more than one year. Consideration received by a holder of an option upon surrender to, or cancellation by the Company will be recognized by the holder as ordinary income (subject to wage withholding if applicable) and generally will be allowed as an income tax deduction to the Company.

     In general, upon the exercise of any Incentive Stock Option, an amount equal to the excess of the fair market value of the ISO stock on the exercise date and the exercise price will be treated as an item of adjustment for purposes of the federal alternative minimum tax. If, however, a disqualifying disposition occurs in the same taxable year in which the exercise occurs, the maximum amount that will be treated as an item of adjustment will be an amount equal to the excess of the amount received in the disqualifying disposition over the exercise price of the Incentive Stock Option.

NON-QUALIFIED STOCK OPTIONS

     Holders of Non-Qualified Stock Options will also not recognize any income upon the grant of their options. However, a holder of a Non-Qualified Stock Option will recognize ordinary income (subject to wage withholding, if applicable) upon exercise of such option in an amount equal to the excess, if any, of the fair market value of the shares of common stock received upon exercise (the "Non-ISO stock") over the exercise price. Such holder's basis in the Non-ISO stock will equal the stock's fair market value at such time, and the holding period will begin on the date the stock is transferred to the holder. In general, upon the subsequent sale or disposition of Non-ISO stock, depending on the period held, the holder will recognize short-term or long-term capital gain or loss equal to the difference between the amount realized from such sale or disposition and such holder's adjusted basis in the stock.

     A holder's capital gain or loss on the sale or disposition Non-ISO stock will be long-term gain or loss if the shares have been held for more than one year. Consideration received by a holder of an option upon surrender to, or cancellation by, the Company will be recognized by the holder as ordinary income (subject to wage withholding, if applicable) and generally will be allowed as an income tax deduction to the Company.

     In general, to the extent the aggregate fair market value of common stock with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (based upon the fair market value of such common stock on the date of the grant of such options), those options exercisable with respect to those shares valued in excess of $100,000 will be treated as Non-Qualified Stock Options. For purposes of applying this rule (i) options will be taken into account in the order in which they were granted, and (ii) the fair market value of any common stock will be determined as of the time the option with respect to such common stock is granted.

     The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

NEW PLAN BENEFITS

     Other than option grants of Participating Director Options, the benefits or amounts that will be received or allocated in the future under the 1996 Plans are not determinable.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1996 PLANS TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED PURSUANT TO OPTIONS WHICH MAY BE GRANTED UNDER THE 1996 PLANS FROM 4,000,000 TO 5,500,000 (PROPOSAL NO. 2 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 3

          APPROVAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     At present, the Company is authorized to issue two classes of capital stock consisting of common stock with a par value of $.001 per share and preferred stock with a par value of $1.00 per share. 60,000,000 shares of common stock and 4,000,000 shares of preferred stock are currently authorized. As of March 28, 2000, 400,000 shares of preferred stock had been issued and designated as series A convertible preferred stock (the "series A preferred stock") of which 300,000 shares of series A preferred stock were outstanding. As of March 28, 2000 there were approximately:

     - 31,238,444 shares of common stock issued and outstanding.

     - 6,508,297 shares of common stock reserved for issuance for options issued and outstanding, including under the Company's various option plans.

     - 1,177,520 shares of common stock reserved for issuance pursuant to outstanding warrants.

     - 1,956,157 shares of common stock reserved for issuance under the Company's various option plans and 1998 Employee Stock Purchase Plan.

     - 499,610 shares of common stock reserved for issuance pursuant to 300,000 shares of outstanding series A preferred stock. 100,000 of the series A preferred stock are currently convertible into 249,610 shares of common stock. An additional 100,000 will be able to be converted into shares of common stock on or after each of January 1, 2001 and January 1, 2002. Any series A preferred stock converted into common stock before January 1, 2001 will be converted at a conversion price of $40.063 per share of common stock. After that, the number of shares of common stock into which shares of series A preferred stock are convertible is not fixed. Instead, the conversion price is determined under a formula based upon the market price of our common stock at specified measurement dates, which are generally one year apart. Because, except for the current tranche, the exact number of shares needed to be reserved cannot be determined due to the fluctuating market price, the Company has currently reserved a number of shares for the current tranche equal to 249,610 and a number of shares for all subsequent tranches based on recent market prices. A different number of shares could be required based on fluctuations in the price of the common stock.

     - 340,909 shares of common stock reserved for issuance as shares of common stock that may be issued in the event the Company achieves certain milestones in the development of IMC-C225, our lead therapeutic product pursuant to the terms of a Development and License Agreement entered into with Merck KGaA in December 1998. Under this agreement, Merck KGaA is paying to the Company, among other things, $30 million assuming the Company achieves certain milestones for which Merck KGaA will receive equity (the "Milestone Shares") in ImClone which will be priced at varying premiums to the then market price of the common stock depending upon the timing of the achievement of the respective milestones. Because the exact number of shares needed to be reserved cannot be determined due to the fluctuating market price and the undetermined premium, the Company has currently reserved a number of shares based upon recent market prices and an assumed premium of 10%. A different number of shares could be required based on fluctuations in the price of the common stock.

     - 2,178,254 shares of common stock reserved for issuance upon conversion of our 5.5% convertible subordinated notes due 2005. In February 2000, we completed the private placement of $240 million in convertible subordinated notes due March 1, 2005. We received net proceeds from this offering of approximately $232.2 million, after deducting expenses associated with the offering. The notes bear interest at an annual rate of 5.5% interest payable semi-annually on September 1 and March 1 of each year, beginning September 1, 2000. A holder may convert all or a portion of a note into common stock at any time on or before March 1, 2005 at a conversion price of $110.18 per share, subject to adjustment if certain events affecting our common stock occur.

     Accordingly, giving effect to such issuances and reserves, approximately 16,100,809 shares of common stock of the 60,000,000 currently authorized would remain available for issuance. If Proposal No 2 described in this proxy statement is approved by shareholders at the meeting, approximately 14,600,809 shares of common stock would remain available for issuance.

     The Board of Directors believes that it is in the best interests of the Company to increase the authorized number of shares of common stock from 60,000,000 to 120,000,000, and on April 14, 2000 the Board voted unanimously to submit to a vote of stockholders an amendment to the Company's certificate of incorporation so increasing the authorized common stock. The Company has no present agreement, commitment, plan or intent to issue any of the additional shares of common stock provided for in this Proposal other than as discussed herein. If this Proposal is approved, the additional authorized common stock, as well as the currently authorized but unissued common stock (but for those shares which are reserved), would be immediately available in the future for such corporate purposes as the Board deems advisable from time to time without further action by the stockholders, unless such action is required by applicable law or any stock exchange or securities market upon which the Company's shares may be listed.

     The additional authorized common stock resulting from the approval of this Proposal will have the same terms and rights as the existing common stock. Holders of the common stock of the Company do not presently have preemptive rights nor will they as a result of the approval of this Proposal.

     The Board anticipates that the authorized common stock in excess of those shares issued and reserved for issuance (including, if authorized, the additional common stock provided for in this Proposal) will be utilized for general corporate purposes, including grants of stock options. These shares may also be publicly sold or privately placed as part of financing transactions and may be utilized by the Company in connection with acquisitions, commercial agreements and stock splits. Such increase in shares also could be used to make more difficult a change in control of the Company. Though the Company has no current plan or intention to issue such shares as a takeover defense, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company or make more difficult the removal of management. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Management may itself from time to time consider a number of strategic alternatives designed to increase shareholder value, including joint ventures, acquisitions and other forms of alliances as well as the sale of all or part of the Company, and may determine to issue shares in connection with such a transaction.

     It should be noted that, subject to the limitations discussed above, all of the types of Board action described in the preceding paragraphs can currently be taken and the power of the Board to take such actions would not be enhanced by the passage of this Proposal, although this Proposal would increase the number of shares of common stock that are subject to such action.

     If this Proposal is approved and the amendment to the certificate of incorporation becomes effective, the first paragraph of Article Fourth of the certificate of incorporation, which sets forth the Company's presently authorized capital stock, will be amended to read as set forth below.

         "FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is one hundred twenty million (120,000,000) shares of common stock with a par value of one tenth of one cent ($.001) per share and four million (4,000,000) shares of preferred stock with a par value of one dollar ($1.00) per share."

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000 (PROPOSAL NO. 3 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 4

          APPROVAL OF AMENDMENTS BY THE COMPENSATION AND STOCK OPTION COMMITTEE TO OPTIONS HELD BY THE PRESIDENT AND CHIEF EXECUTIVE OFFICER
          AND THE EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

     The shareholders are being asked to amend an option to purchase 1,000,000 shares of common stock held by Dr. Samuel D. Waksal and an option to purchase 650,000 shares held by Dr. Harlan W. Waksal. On December 16, 1999, the Compensation Committee, subject to shareholder approval, approved amendments to the options. This proposal is being submitted to the shareholders for their consideration of, and vote on, such amendments. The last reported sale price of
the common stock as reported by the Nasdaq National Market on April   , 2000 was
$          .

PROPOSED AMENDMENTS TO OPTIONS

     The Compensation Committee has approved, subject to shareholder approval, amendments to the vesting terms of an option to purchase 1,000,000 shares of common stock held by Dr. Samuel D. Waksal and an option to purchase 650,000 shares of common stock held by Dr. Harlan W. Waksal. The amendments provide that each tranche vests immediately upon achievement of the relevant stock target price associated with such tranche without regard to the passage of time which was a requirement in the original options. As of the date of this proxy statement, all stock target prices have been achieved and if the amendments are approved by the Company's shareholders at the Annual Meeting, Dr. Samuel D. Waksal's option to purchase 1,000,000 shares of common stock and Dr. Harlan W. Waksal's option to purchase 650,000 shares of common stock will become fully vested and exercisable upon such shareholder approval. The options are included in the table "Option and Warrant Exercise Values for Fiscal 1999" as unexercisable options. The Company does not expect to recognize accounting charges as a result of the amendments. Except for the foregoing, the terms of the options will remain unchanged.

     The Compensation Committee believes that the amendments to the vesting provisions of the options would coincide with the original understanding of Dr. Samuel D. Waksal and Dr. Harlan W. Waksal concerning the vesting of the various tranches. In light of each of Dr. Samuel D. Waksal's and Dr. Harlan W. Waksal's continued contributions to the Company and the continued success of the Company, the Board believes it is appropriate that the options vest immediately upon stock target price achievement without regard to the passage of time.

ORIGINAL TERMS OF OPTIONS

     The original options were granted at a per share purchase price of $18.25, the fair market value of a share of the Company's common stock on the date of grant. By their terms, the original options vest in their entirety on May 24, 2006, but may vest as to 20% of the shares annually on the anniversary of the date of grant if certain targets in the Company's common stock prices are achieved during the preceding year. In order for each respective tranche to vest under the original terms of the options, the target price must be maintained for ten consecutive trading days. The target prices set under the original options are $24 between May 1999 and May 2000; $34 between May 2000 and May 2001; $47 between May 2001 and May 2002; $62 between May 2002 and May 2003; and $75 between May 2003 and May 2004.

     Additionally, the options vest on any given vesting date for which the applicable target price was achieved as to any shares as to which the option did not vest on any prior vesting date as a result of the target price not having been achieved. The option also will vest in the event of an acquisition of the Company where Dr. Samuel D. Waksal's or Dr. Harlan Waksal's position, respectively, with the Company is terminated. The options otherwise contain terms substantially the same as those contained in the Company's 1996 Non-Qualified Plan discussed under Proposal No. 2.

     Once vested as to any shares, the options may be exercised in whole or in part as to such shares from time to time until May 24, 2009 so long as the holder remains employed by the Company. Payment of the exercise price of the options must be made in full in cash at the time of exercise. The options also provides for certain adjustments in the event of certain mergers, consolidations, reorganizations, recapitalizations, stock dividends, split-ups continuations or similar events involving the Company or common stock.

     It is the intent of the Board that there be no additional option grants to either until 2003 at the earliest.

     All decisions regarding administration of the options are made by the Board or a duly authorized committee of the Board.

     The options are not subject to any provision of ERISA.

     The common stock which may be purchased by exercise of the options has not been registered under the Securities Act of 1933, as amended (the "Securities Act") and once registered will permit the sale of the stock freely after exercise, except that the seller is limited to the volume restrictions contained in Rule 144 under the Securities Act.

     The form of options as proposed to be amended are available from the Secretary of the Company.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the U.S. Federal income tax consequences under current tax law (without regard to any proposed changes, which may be retroactive in effect) with respect to the options. For this purpose, it is assumed that the shares acquired pursuant to the exercise of the option are held as a capital asset. The amendments to the vesting schedule will not result in a taxable event.

     The options are not qualified under Section 401(a) of the Code. No taxable income was recognized by the holders upon the grant of the options. Upon the exercise of the options, the excess of the fair market value of the shares at the time of such exercise over the exercise price will be treated as compensation. Any amounts treated as compensation (i) will be taxable as ordinary income to the holder and (ii) generally will be allowed as an income tax deduction to the Company. The holders' tax basis for shares acquired upon exercise of the options will be increased by any amounts so treated as compensation. Any gain or loss realized on the subsequent sale of shares acquired upon the exercise of the options will be short-term or long-term capital gain depending on the period the shares were held. Consideration received upon the surrender to, or cancellation by, the Company of the options will be taxable as ordinary income to the holder and generally allowed as an income tax deduction to the Company.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF AMENDMENTS TO OPTIONS HELD BY EACH OF THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE COMPANY'S EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER (PROPOSAL NO. 4 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 5

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board has selected KPMG LLP as independent certified public accountants for the Company for the year ending December 31, 2000. KPMG LLP has served as the Company's auditor since 1988. The ratification of the selection of independent certified public accountants is to be voted upon at the meeting, and it is intended that the persons named in the accompanying proxy will vote for KPMG LLP. Representatives of KPMG LLP are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO ACT AS THE COMPANY'S CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000 (PROPOSAL NO. 5 ON YOUR PROXY CARD).

                            STOCKHOLDERS' PROPOSALS

     A stockholder proposal intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company on or before January 1, 2001 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors

                                          John B. Landes
                                          Secretary

New York, New York
April   , 2000

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                                                      APPENDIX A

                          IMCLONE SYSTEMS INCORPORATED

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares shall be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Shareholders, May 31, 2000.

     Thank you in advance for your prompt consideration of these matters.

                                          Sincerely,

                                          ImClone Systems Incorporated

                                                                      APPENDIX B

                          IMCLONE SYSTEMS INCORPORATED

                1996 INCENTIVE STOCK OPTION PLAN, AS AMENDED(1)

                                   ARTICLE 1

                                PURPOSE OF PLAN

     SECTION 1.01. General Purpose. The purpose of this Incentive Stock Option Plan (the "PLAN") is to promote the interests of ImClone Systems Incorporated, and any subsidiaries of such company, as from time to time may be formed or acquired (collectively, the "COMPANY"), by affording key executives and employees an opportunity to acquire a proprietary interest in the Company pursuant to stock options issued by the Company, and thus to create in such employees increased personal interest in its continued success.

     SECTION 1.02. Statutory Stock Option. Options granted under the Plan are intended to be "incentive stock options" to which Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), applies.

                                   ARTICLE 2

                             SHARES SUBJECT TO PLAN

     SECTION 2.01. Description of Shares. Subject to Article VII hereof, the stock to which the Plan applies is shares of the Company's common stock, $.001 par value ("COMMON STOCK"), either authorized but unissued or Treasury shares. The number of shares of Common Stock to be issued or sold pursuant to options granted hereunder shall not exceed 5,500,000 shares; provided, that such number shall be reduced by the number of shares which have been sold under, or may be sold pursuant to options granted from time to time under, the Company's 1996 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), to the same extent as if such sales had been made or options had been granted pursuant to this Plan.

     SECTION 2.02. Restoration of Unpurchased Shares. Any shares subject to an option granted hereunder or under the Non-Qualified Plan that, for any reason, expires or is terminated unexercised as to such shares may again be subject to an option to be granted hereunder.

                                   ARTICLE 3

                     ADMINISTRATION; COMMITTEES; AMENDMENTS

     SECTION 3.01. Administration. The Plan shall be administered by any of the Compensation Committee, the Stock Option Committee (which is a subcommittee of the Compensation Committee) (collectively, the "COMMITTEES") or the Company's Board of Directors (the "BOARD"). The Committees shall be comprised of not less than two persons who shall be appointed by the Board from among the members of the Board. Members of the Committees shall not be eligible to become participants under the Plan while they are members of the Committees or for a period of three months thereafter.

---------------

1 This plan was adopted by the board on February 25, 1996 and approved by the stockholders on June 3, 1996; it was amended by the Board on April 3, 1997 and such amendments were ratified by the stockholders on June 3, 1997; it was amended by the Board on March 29, 1999 subject to shareholder approval and such amendments were ratified by the stockholders on May 24, 1999; it was amended by the Board on December 16, 1999; it was amended by the Board on April 14, 2000 and such amendments were ratified by the stockholders on
                 .

     SECTION 3.02. Duration; Removal; Etc. The members of the Committees shall serve at the pleasure of the Board, which shall have the power at all times to remove members from the Committees or to add members thereto. Vacancies in the Committees, however caused, shall be filled by action of the Board.

     SECTION 3.03. Meetings; Actions of Committees. Each of the Committees and the Board may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions or determinations of each of the Committees and the Board shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made at a meeting duly called and held. Each of the Committees and the Board may make such rules and regulations for the conduct of its business not inconsistent herewith, as it may deem advisable.

     SECTION 3.04. Interpretation. The interpretation and construction by any of the Committees or the Board of the provisions of the Plan or of the options granted hereunder shall be final, unless in the case of the Committees otherwise determined by the Board. No member of the Board or of the Committees shall be liable for any action taken or determination made in good faith.

     SECTION 3.05. Amendments or Discontinuation. The Board may make such amendments, changes, and additions to the Plan, or may discontinue and terminate the Plan, as it may deem advisable from time to time; provided, however, that no action shall affect or impair any options theretofore granted under the Plan, and provided, further, however, that the affirmative vote of the owners of a majority of the outstanding shares of Common Stock present at a meeting in person or by proxy and entitled to vote at the meeting shall be necessary to effect any amendment to the Plan which would (a) increase the number of shares of Common Stock subject to options granted under the Plan, or (b) authorize the granting of options at a price below the minimum price established by Section
5.3 hereof.

                                   ARTICLE 4

                 PARTICIPANTS; MAXIMUM GRANT; DURATION OF PLAN

     SECTION 4.01. Eligibility and Participation. Options shall be granted only to persons ("PARTICIPANTS") who at the time of granting are key executives or key employees of the Company. Subject to the provisions of Section 4.3 hereof, the Committees or the Board shall determine the key executives and key employees to be granted options hereunder, the number of shares of Common Stock subject to such options, the exercise prices of options, the terms thereof and any other provisions not inconsistent with the Plan.

     SECTION 4.02. Guidelines for Participation. In selecting Participants and determining the numbers of shares of Common Stock for which options are to be granted the Committees or the Board shall consult with officers and directors of the Company, and shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as any of the Committees or the Board shall deem relevant.

     SECTION 4.03. Maximum Grant. Notwithstanding anything to the contrary in the Plan, options granted to a Participant in any calendar year (under all plans, including the Plan, providing for the grant of incentive stock options of the Company and its parent and subsidiaries) in excess of the limitations of
Section 422(d) of the Code shall not be considered Incentive Stock Options granted under this Plan and shall be deemed to be options granted under the Non-Qualified Plan.

     SECTION 4.04. Duration of Plan. All options under the Plan shall be granted within ten years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

                                   ARTICLE 5

                        TERMS AND CONDITIONS OF OPTIONS

     SECTION 5.01. Individual Stock Option Agreements. All stock options granted pursuant to the Plan shall be evidenced by stock option agreements or notices ("STOCK OPTION AGREEMENTS"), which need not be identical, in such form as any of the Committees or the Board shall from time to time approve, subject to the terms of the Plan which may, but need not, be executed or acknowledged by a Participant.

     SECTION 5.02. Number of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock with respect to which the option is granted, the terms and conditions of the option, and the exercise price or prices thereof, it being understood that any of the Committees or the Board shall have authority to prescribe in any Stock Option Agreement that the option evidenced thereby may be exercisable in full or in part, as to any number of shares subject thereto, at any time or from time to time during the term of the option, or in such installments at such times during said term as any of the Committees or the Board may determine; provided that no option granted pursuant to the Plan shall be exercisable after the expiration of ten years from the date such option is granted. A previously granted incentive stock option shall be treated as outstanding until it is exercised in full or expires by reason of the lapse of time. Except as otherwise provided in any Stock Option Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but no fractional) shares which have become purchasable under such option. Any of the Committees or the Board shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted hereunder.

     SECTION 5.03. Option Price. The price at which the shares of Common Stock subject to each option granted under this Plan may be purchased (the "OPTION PRICE" or "EXERCISE PRICE") shall be determined by any of the Committees or the Board, which shall have authority at the time the option is granted to prescribe in any Stock Option Agreement that the price per share, with the passage of pre-determined periods of time, shall increase from the original price to higher prices, but in no case shall the original exercise price of any option be less than 100% of the fair market value of such shares on the date the option is granted, as determined by any of the Committees or the Board in accordance with applicable Treasury Regulations. Notwithstanding anything contained to the contrary herein, no option shall be granted to any employee who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary unless, at the time option is granted, the exercise price of the option is at least 110% of the fair market value of the shares of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. For purposes of determining the ownership of stock of the Company, the rules of Section 424(d) of the Code shall be applied.

     SECTION 5.04.  Method of Exercising Option; Full Payment.  Subject to
Section 6.01 and 6.02 hereof, options granted pursuant to the Plan may be exercised only if the Participant was, at all times during the period beginning on the date the option was granted and ending on the date of such exercise, an employee of the Company, a parent or subsidiary of the Company, or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in respect of such option in a transaction to which Section 424(a) of the Code applies. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the Participant's election to exercise the option and the number of shares of Common Stock in respect of which it is being exercised, and shall be signed by the Participant so exercising the option. Such notice shall be accompanied by (a) payment of the full purchase price of such shares, which payment shall be in cash, by check or in stock of the Company that has been owned by the participant for at least six months, or notes of the Company or, as agreed to by the Board, other consideration; and (b) such written representations and other documents as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. In the case of payment made in stock of the Company, the stock shall be valued at its Fair Market Value (as hereinafter defined) on the last business day prior to the date of exercise. The term "FAIR MARKET VALUE" for the Common Stock on any particular date shall mean the last reported sale price of the Common

Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the purchaser as soon as practicable after receipt of such notice, subject to Article VIII hereof. Any of the Committees or the Board may amend an already outstanding Stock Option Agreement to add a provision permitted by clause (a) of this Section 5.04, and no such amendment, by itself, shall be deemed to constitute the grant of a new option for purposes of this Plan; provided that this sentence shall not be determinative of whether any such amendment constitutes a new grant for purposes of qualification as an Incentive Stock Option.

     SECTION 5.05. Rights as a Shareholder. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an option granted under the Plan until the date of the issuance to such Participant of stock certificates in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     SECTION 5.06. Other Provisions. Stock Option Agreements entered into pursuant to the Plan may contain such other provisions (not inconsistent with the Plan) as any of the Committees or the Board may deem necessary or desirable, including, but not limited to, covenants on the part of the Participant not to compete, not to sell Common Stock obtained from the exercise of options for specified periods of time, and remedies available to the Company in the event of the breach of any such covenant.

                                   ARTICLE 6

                   TERMINATION OF EMPLOYMENT; TRANSFERABILITY

     SECTION 6.01. Termination of Employment. Except as otherwise provided in connection with the grant of any option or the termination of any Participant, in the event a Participant's employment or service with the Company is terminated other than by reason of death or disability, (a) with respect to options granted prior to December 16, 1999, the right to exercise any unexercised option or unexercised portion of any option (regardless of whether or not vested) granted under the Plan shall terminate on the date of termination of the relationship between the Participant and the Company and, (b) with respect to options granted on or after December 16, 1999, (i) the right to exercise any unvested option or unvested portion of any option granted under the Plan shall terminate on the date of termination of the relationship between the Participant and the Company and (ii) the right to exercise any option or portion of any option granted under the Plan which is vested as of the date of termination of employment or service shall terminate upon the earlier of (A) the thirtieth day following such termination of employment or service or (B) the date such option or portion of an option would have expired had it not been for the termination of employment or service. The option may not be exercised after its expiration in accordance with the foregoing terms, and the shares of Common Stock subject to the unexercised portion of such option may again be subject to new options under the Plan.

     SECTION 6.02. Death or Disability of Participant. Except as otherwise permitted in connection with the grant of any option or the death or disability of a Participant, in the event a Participant dies or is disabled while in the employ of the Company or of a parent or subsidiary of the Company, any options theretofore granted to him shall be exercisable only within the next 12 months immediately succeeding such death or disability and then only in the case of death (a) by the person or persons to whom the Participant's rights under the option shall pass by will or the laws of descent and distribution, and, in the case of disability, by such Participant or his legal representative, and (b) if and to the extent that he was entitled to exercise the option at the date of his death.

     SECTION 6.03. Transferability. Options granted to a Participant under the Plan shall not be transferable otherwise than by will, by the laws of descent and distribution, or (if authorized in the applicable Stock Option Agreement) pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the Participant's lifetime, options shall be exercised only by such Participant, such Participant's guardian or legal representative, or (if authorized in the applicable Stock Option Agreement) such Participant's transferee pursuant to a QDRO.

                                   ARTICLE 7

                              CAPITAL ADJUSTMENTS

     SECTION 7.01. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by any of the Committees or the Board as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of option rights; provided, however, that any such adjustment shall comply with the rules of Section 424(a) of the Code and provided further that in no event shall any adjustment be made that would cause any option granted hereunder to be considered other than an incentive stock option. Any determination made by any of the Committees or the Board under this Article VII shall be final, binding and conclusive upon each Participant.

                                   ARTICLE 8

                            LEGAL REQUIREMENTS, ETC

     SECTION 8.01. Revenue Stamps. The Company shall be responsible and shall pay for any transfer, revenue, or documentary stamps with respect to shares issued upon the exercise of options granted under the Plan.

     SECTION 8.02. Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of any option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or Federal securities or other law. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not be immediately transferable:

          The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sales, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission and any applicable state Securities laws.

     SECTION 8.03. Private Offering. The options to be granted under the Plan are available only to a limited number of present and future key executives and employees of the Company and its subsidiaries who have knowledge of the Company's financial condition, management, and affairs. Such options are not intended to provide additional capital for the Company but are to encourage stock ownership by the Company's key personnel. By the act of accepting an option, in the absence of an effective registration statement under the Securities Act of 1933, as amended, Participants shall agree that upon exercise of such option, they will acquire the shares of Common Stock that are the subject thereof for investment and not with any intention at such time to resell or redistribute the same, and they shall confirm such agreement at the time of exercise, but the neglect or failure to confirm the same in writing shall not be a limitation of such agreement.

                                   ARTICLE 9

                                    GENERAL

     SECTION 9.01. Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the exercise of options therefor shall be used for general corporate purposes.

     SECTION 9.02. Right of the Company to Terminate Employment. Nothing contained in the Plan or in a Stock Option Agreement shall confer upon any Participant any right to be continued in the employ of the Company or of any subsidiary of the Company, or interfere in any way with the right of the Company, or such subsidiary, to terminate his employment for any reason whatsoever, with or without cause, at any time.

     SECTION 9.03. No Obligation to Exercise. The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

     SECTION 9.04. Effectiveness of Plan. The Plan shall become effective upon its adoption by the shareholders of the Company. Options may be granted under the Plan prior to the approval of the Plan by the Shareholders, but no such option may be exercised prior to such approval.

     SECTION 9.05. Other Benefits. Participation in the Plan shall not preclude a Participant from eligibility in any other stock benefit plan of the Company or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other plan which the Company has adopted, or may, at any time, adopt for the benefit of its parents' or its subsidiaries executives and/or employees.

     SECTION 9.06. Company Records. Records of the Company as to a Participant's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters will be conclusive for all purposes hereunder.

     SECTION 9.07. Tax Requirement. The exercise or surrender of any option under this Plan shall constitute a Participant's full and complete consent to whatever action the Committee elects to satisfy the Federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

     SECTION 9.08. Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within any of the Committees or Board's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

     SECTION 9.09. Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by any of the Committees or the Board to perform its duties and functions under the Plan.

     SECTION 9.10. Notice of Disqualifying Disposition. If a Participant sells or otherwise disposes of any share of Common Stock transferred to him pursuant to the exercise of an option granted hereunder within two years from the date of the granting of the option or within one year of the transfer of such shares to him (i.e., a "disqualifying disposition"), the Participant, within ten days thereafter, shall furnish to any of the Committees or the Board at the principal offices of the Company, written notice of such sale or other disposition.

     SECTION 9.11. Governing Law. The Plan and any and all options granted thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

     SECTION 9.12.  Certain Definitions.

     (a) "PARENT". The term "parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

     (b) "SUBSIDIARY". The term "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

     (c) "INCENTIVE STOCK OPTION". The term "incentive stock option" shall mean an option described in Section 422(b) of the code.

     (d) "DISABLED".  The term "disabled" shall have the definition set forth in
Section 22(a)(3) of the Code.

                                                                     APPPENDIX C

                          IMCLONE SYSTEMS INCORPORATED

              1996 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED(1)

                                   ARTICLE 1

                                PURPOSE OF PLAN

     SECTION 1.01. General Purpose. The purpose of this Non-Qualified Stock Option Plan (the "PLAN") is to promote the interests of ImClone Systems Incorporated (the "COMPANY") by affording consultants, advisors, directors and employees an opportunity to acquire a proprietary interest in the Company pursuant to stock options issued by the Company, and thus to create in such persons increased personal interest in its continued success.

     SECTION 1.02. Statutory Stock Option. Options granted under the Plan are intended to be "non-qualified" stock options under the Internal Revenue Code of 1986, as amended (the "CODE").

                                   ARTICLE 2

                             SHARES SUBJECT TO PLAN

     SECTION 2.01. Description of Shares. Subject to Article VIII hereof, the stock to which the Plan applies is shares of the Company's common stock, $.001 par value ("COMMON STOCK"), either authorized but unissued or Treasury shares. The number of shares of Common Stock to be issued or sold pursuant to options granted hereunder shall not exceed 5,500,000 shares; provided, that such number shall be reduced by the number of shares which have been sold under, or may be sold pursuant to options granted from time to time under, the Company's 1996 Incentive Stock Option Plan (the "INCENTIVE STOCK OPTION PLAN") to the same extent as if such sales had been made or options had been granted pursuant to this Plan.

     SECTION 2.02. Restoration of Unpurchased Shares. Any shares subject to an option granted hereunder that, for any reason, expires or is terminated unexercised as to such shares may again be subject to an option to be granted hereunder.

                                   ARTICLE 3

                         ADMINISTRATIONTEES; AMENDMENTS

     SECTION 3.01. Administration. The Plan shall be administered by any of the Compensation Committee, the Stock Option Committee (which is a subcommittee of the Compensation Committee) (collectively, the "COMMITTEES") or the Board of Directors of the Company (the "BOARD"). The Committees shall be comprised of not less than two persons who shall be appointed by the Board from among the members of the Board. Members of the Committees and the Board shall be eligible to become participants under the Plans and may receive discretionary and non-discretionary grants of options.

     SECTION 3.02. Duration; Removal; Etc. The members of the Committees shall serve at the pleasure of the Board, which shall have the power at all times to remove members from the Committees or to add members thereto. Vacancies in the Committees, however caused, shall be filled by action of the Board.

---------------

1 This plan was adopted by the Board on February 25, 1996 and approved by the stockholders on June 3, 1996; it was amended by the Board on April 3, 1997 and such amendments were ratified by the stockholders on June 3, 1997; it was amended by the Board on March 29, 1999 and such amendments were ratified by the stockholders on May 24, 1999; it was amended by the Board on December 16, 1999; it was amended by the Board on April 14, 2000 and ratified by the
  stockholders on                .
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

     SECTION 3.03. Meetings; Actions of Committee. Each of the Committees may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions or determinations of the Committees and the Board shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members shall be as fully effective as if this had been made at a meeting duly called and held. Each of the Committees and the Board may make such rules and regulations for the conduct of its business not inconsistent herewith as it may deem advisable.

     SECTION 3.04. Interpretation. The interpretation and construction by any of the Committees or the Board of the provisions of the Plan or of the options granted hereunder shall be final, unless in the case of the Committees otherwise determined by the Board. No member of the Board or of the Committees shall be liable for an action taken or determination made in good faith.

     SECTION 3.05. Amendments or Discontinuation. The Board may make such amendments, changes, and additions to the Plan, or may discontinue and terminate the Plan, as it may deem advisable from time to time; provided, however, that no action shall affect or impair any options theretofore granted under the Plan, and provided, further, however, that the affirmative vote of the owners of a majority of the outstanding shares of Common Stock present at a meeting in person or by proxy and entitled to vote shall be necessary to effect any amendment to the Plan which would increase the number of shares of Common Stock subject to options granted under the Plan.

                                   ARTICLE 4

                 PARTICIPANTS; MAXIMUM GRANT; DURATION OF PLAN

     SECTION 4.01. Eligibility and Participation. Options shall be granted only to persons ("PARTICIPANTS") who at the time of granting are consultants, advisors, directors or employees of the Company. Any of the Committees or the Board shall determine the consultants, advisors, directors and employees to be granted options hereunder, the number of shares of Common Stock subject to such options, the exercise prices of options, the terms thereof and any other provisions not inconsistent with the Plan.

     SECTION 4.02. Guidelines for Participation. In selecting Participants and determining the numbers of shares of Common Stock for which options are to be granted, any of the Committees or the Board shall consult with officers and directors of the Company, and shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company, and such other factors as any of the Committees or the Board shall deem relevant.

     SECTION 4.03. Duration of Plan. All options under the Plan shall be granted within ten years from the date the Plan is approved by the shareholders of the Company.

                                   ARTICLE 5

                        TERMS AND CONDITIONS OF OPTIONS

     SECTION 5.01. Stock Option Agreements or Notices. All stock options granted pursuant to the Plan shall be evidenced by stock option agreements or notices ("STOCK OPTION AGREEMENTS"), which need not be identical, in such form as any of the Committees or the Board shall from time to time approve, subject to the terms of the Plan, which may, but need not, be executed or acknowledged by a Participant.

     SECTION 5.02. Number of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock with respect to which the option is granted, the terms and conditions of the option, and the exercise price or prices thereof, it being understood that any of the Committees or the Board shall, subject to the terms of Article VII hereof, have authority to prescribe in any Stock Option Agreement that the option evidenced thereby may be exercisable in full or in part, as to any number of shares subject thereto, at any time or from time to time during said term as any of the Committees or the Board may determine; provided that no option granted pursuant to the Plan shall be exercisable after the expiration of ten years from

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

the date such option is granted. Except as otherwise provided in any Stock Option Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but no fractional) shares which have become purchasable under such option. Subject to the terms of Article VII hereof, any of the Committees or the Board shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted hereunder.

     SECTION 5.03. Option Price. Subject to the terms of Article VII hereof, the price at which the shares of Common Stock subject to each option granted under this Plan may be purchased (the "OPTION PRICE" or "EXERCISE PRICE") shall be determined by any of the Committees or the Board, which shall have the authority at the time the option is granted to prescribe in any Stock Option Agreement that the price per share, with the passage of pre-determined periods of time, shall increase from the original price to higher prices.

     SECTION 5.04. Method of Exercising Option; Full Payment. Subject to the terms of Article VII hereof and Section 6.01 and Section 6.02 hereof, options granted pursuant to the Plan may be exercised only if the Participant was, at all times during the period beginning on the date the option was granted and ending on the date of such exercise, a consultant, advisor, director or employee of the Company. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the Participant's election to exercise the option and the number of shares of Common Stock in respect of which it is being exercised, and shall be signed by the Participant so exercising the option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be in cash, by check or in stock of the Company that has been owned by the Participant for at least six months, or notes of the Company or, as agreed to by the Board, other consideration; and such written representations and other documents as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. In the case of payment made in stock of the Company, the stock shall be valued at its Fair Market Value (as hereinafter defined) on the last business day prior to the date of exercise. The term "FAIR MARKET VALUE" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the purchaser as soon as practicable after receipt of such notice, subject to Article IX hereof. Any of the Committees or the Board may amend an already outstanding Stock Option Agreement to add a provision permitted by clause (b) of this Section 5.4, and no such amendment, by itself, shall be deemed to constitute the grant of a new option for purposes of this Plan.

     SECTION 5.05. Rights as a Shareholder. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an option granted under the Plan until the date of the issuance to such Participant of a stock certificate in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     SECTION 5.06. Other Provisions. Stock Option Agreements entered into pursuant to the Plan may contain such other provisions (not inconsistent with the Plan) as any of the Committees or the Board may deem necessary or desirable, including, but not limited to, covenants on the part of the Participant not to compete, not to sell Common Stock obtained from the exercise of options for specified periods of time, and remedies available to the Company in the event of the breach of any such covenant.

                                   ARTICLE 6

                          TERMINATION; TRANSFERABILITY

     SECTION 6.01. Termination of Employment. Except as otherwise provided in connection with the grant of any option or the termination of any Participant, in the event a Participant's employment or service with the Company is terminated other than by reason of death or disability, the right to exercise any unvested option or unvested portion of any option granted under the Plan shall terminate on the date of termination of

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

the relationship between the Participant and the Company and the right to exercise any option or portion of any option granted under the Plan which is vested as of the date of termination of employment or service shall terminate upon the earlier of the thirtieth day following such termination of employment or service or the date such option or portion of an option would have expired had it not been for the termination of employment or service. The option may not be exercised after its expiration in accordance with the foregoing terms, and the shares of Common Stock subject to the unexercised portion of such option may again be subject to new options under the Plan. Such restrictions shall not apply to the options granted pursuant to Article VII which shall be exercisable in accordance with the terms thereof.

     SECTION 6.02. Death or Disability of Participant. Except as otherwise permitted in connection with the grant of any option or the death or disability of a Participant, in the event a Participant dies or is disabled while he is a consultant, advisor, director or employee of the Company, any options theretofore granted to him shall be exercisable only within the next 12 months immediately succeeding such death or disability and then only (a) in the case of death, by the person or persons to whom the Participants rights under the option shall pass by will or the laws of descent and distribution, and in the case of disability, by such Participant or his legal representative, and (b) if and to the extent that he was entitled to exercise the option at the date of his death or disability. Such restrictions shall not apply to the options of Participating Directors which shall be exercisable in accordance with the terms set forth in
Article VII hereof.

     SECTION 6.03. Transferability. Options granted to a Participant under the Plan shall not be transferable otherwise than by will, by the laws of descent and distribution, (if authorized in the applicable Stock Option Agreement) pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or to a member of the immediate family of the Participant, within the meaning of Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended, a trust for such family members, a partnership whose only partners are such family members or a charitable institution within the meaning of Section 501(c)(3) of the Code (each an "AUTHORIZED TRANSFEREE"). During the Participant's lifetime, options shall be exercised only by such Participant, such Participant's guardian or legal representative, or such Participant's Authorized Transferee.

                                   ARTICLE 7

                               DIRECTORS' GRANTS

     SECTION 7.01. Eligibility. Annually, on February 15 of each of the Company's Fiscal Years, any Director of the Company who at the time is not a full-time employee of the Company (a "PARTICIPATING DIRECTOR"), shall be granted an option for 15,000 shares of Common Stock, except that the Chairman who is not a full-time employee of the Company shall be granted an option for 30,000 shares of Common Stock. Each person who becomes a Participating Director after the first day of the Company's fiscal year and within nine months of that date shall be granted, on the date that person becomes a Participating Director, an option for a number of shares of Common Stock determined by pro rating the normal 15,000 share annual amount (or 30,000 if the Chairman) based on the period of time remaining in the fiscal year in which such person becomes a Participating Director. No person who owns 10% or more of the outstanding Common Stock of the Company (including shares of Common Stock issuable upon exercise of outstanding options and warrants), shall be granted options under this Article. Options under this Article are non-discretionary.

     SECTION 7.02. Options Terms. Options granted under this Article VII shall not be exercisable until the date upon which the option holder has provided one year of continuous service as a Participating Director following the date of grant of such option. Options granted pursuant to this Article shall have an exercise price equal to the Fair Market Value (as hereinafter defined) of the Common Stock on the date of the grant. The term "FAIR MARKET VALUE" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. Notwithstanding any other provisions of this Plan, except as set forth in
Section 6.03, options granted under this Article shall remain exercisable for ten years after the date of grant and the option holder (or his legal representative or that of his estate) may continue to exercise an option notwithstanding that the holder ceases to be a Participating Director.

     SECTION 7.03. Other Provisions. In all other respects, Options granted under this Article VII shall be subject to the other provisions of the Plan, including but not limited to those governing method of exercise, exercise payment, tax withholding, and transferability. Notwithstanding any other provisions of this Plan, the provisions of this Article VII may not be amended more than once every six months, other than to comport with changes in the Code.

                                   ARTICLE 8

                              CAPITAL ADJUSTMENTS

     SECTION 8.01. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by any of the Committees or the Board as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of option rights. Any determination made by any of the Committees or the Board under this Article VIII shall be final, binding and conclusive upon each Participant.

                                   ARTICLE 9

                            LEGAL REQUIREMENTS, ETC.

     SECTION 9.01. Revenue Stamps. The Company shall be responsible and shall pay for any transfer, revenue, or documentary stamps with respect to shares issued upon the exercise of options granted under the Plan.

     SECTION 9.02. Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of any option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or Federal securities or other law. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not immediately be transferable:

          The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission and any applicable state securities laws.

     SECTION 9.03. Private Offering. The options to be granted under the Plan are available only to a limited number of present and future key consultants, advisors, directors and employees of the Company who have knowledge of the Company's financial condition, management, and affairs. Such options are not intended to provide additional capital for the Company, but are to encourage stock ownership by the Company's key personnel. By the act of accepting an option, in the absence of an effective registration statement under the Securities Act of 1933, as amended, Participants shall agree that upon exercise of such option, they will acquire the shares of Common Stock that are the subject thereof for investment and not with any intention at such time to resell or redistribute the same, and they shall confirm such agreement at the time of exercise, but the neglect or failure to confirm the same in writing shall not be a limitation of such agreement.

                                   ARTICLE 10

                                    GENERAL

     SECTION 10.01. Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the exercise of options therefor shall be used for general corporate purposes.

     SECTION 10.02. Right of the Company to Terminate Relationship. Nothing contained in the Plan or in a Stock Option Agreement shall confer upon any Participant any right to be continued as a consultant, advisor, director or employee of the Company, or interfere in any way with the right of the Company to terminate such relationship for any reason whatsoever, with or without cause, at any time.

     SECTION 10.03. No Obligation to Exercise. The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

     SECTION 10.04. Effectiveness of Plan. The Plan shall become effective upon its adoption by the Board. Options may be granted under the Plan prior to the approval of the Plan by the Shareholders, but no such option may be exercised prior to such approval.

     SECTION 10.05. Other Benefits. Participation in the Plan shall not preclude a Participant from eligibility in any other stock benefit plan of the Company or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other plan which the Company has adopted, or may, at any time, adopt.

     SECTION 10.06. Tax Requirements. The exercise or surrender of any option under this Plan shall constitute a Participant's full and complete consent to whatever action any of the Committees or the Board elect to satisfy the Federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

     SECTION 10.07. Interpretations and Adjustments. To the extent permitted by Law, an interpretation of the Plan and a decision on any matter within any of the Committees' or the Board's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

     SECTION 10.08. Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by any of the Committees or the Board to perform its duties and functions under the Plan.

     SECTION 10.09. Governing Law. The Plan and any and all options granted thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

     SECTION 10.10.  Certain Definitions.

     (a) "PARENT". The term "parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

     (b) "SUBSIDIARY". The term "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

     (c) "DISABLED".  The term "disabled" shall have the definition set forth in
Section 22(a) (3) of the Code.

                          IMCLONE SYSTEMS INCORPORATED

              PROXY FOR THE MEETING OF STOCKHOLDERS, MAY 31, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert F. Goldhammer, John B. Landes and Samuel
D. Waksal as Proxies each with power of substitution and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of ImClone Systems Incorporated held of record by the undersigned on April 7, 2000 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 31, 2000 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO EQUISERVE. THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN MAY 30, 2000.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3,4 AND 5.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. ALL JOINT OWNERS SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN OR AS CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME AND INDICATE THE SIGNER'S OFFICE. IF A PARTNER, SIGN THE PARTNERSHIP NAME.

HAS YOUR ADDRESS CHANGED?DO YOU HAVE ANY COMMENTS?

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

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

ImClone Systems Incorporated   Mark box at right if an address change or comment
has been noted on the reverse side of this card. [ ]

RECORD DATE SHARES:

1) ELECTION OF DIRECTORS. For: [ ]   Withhold: [ ]   For All Except: [ ]

Nominees:               RICHARD BARTH           ROBERT F. GOLDHAMMER    PAUL B. KOPPERL         JOHN MENDELSOHN
                        VINCENT T. DEVITA, JR.  DAVID M. KIES           ARNOLD LEVINE           WILLIAM R. MILLER

Nominees:               HARLAN W. WAKSAL
                        SAMUEL D. WAKSAL

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES SHALL BE VOTED FOR THE REMAINING NOMINEE(S).

2) To approve amendments to the Company's 1996 Incentive Stock Option Plan, as amended (the "1996 ISO Plan") and the Company's 1996 Non-Qualified Stock Option Plan, as amended (the "1996 Non-Qualified Plan") to increase the number of shares of the Company's common stock which are authorized to be issued in the aggregate under the 1996 ISO Plan and the 1996 Non-Qualified Plan from 4,000,000 to 5,500,000.
     For: [ ]  Against: [ ]  Abstain: [ ]

3) To approve an amendment to the Company's certificate of incorporation to increase the number of shares of common stock the Company is authorized to issue from 60,000,000 to 120,000,000.
     For: [ ]  Against: [ ]  Abstain: [ ]

4) To approve amendments to the vesting provisions of options held by the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer of the Company.
     For: [ ]  Against: [ ]  Abstain: [ ]

5) To ratify the appointment of KPMG LLP to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.
     For: [ ]  Against: [ ]  Abstain: [ ]

6) To consider and act upon any other business as may come before the meeting or any adjournment thereof.

                                          [ ] PLEASE CHECK THIS BOX IF YOU
                                          EXPECT TO ATTEND THE MEETING

                                          Please be sure to sign and date this
                                          Proxy.             Date:

                                          --------------------------------------
                                          Stockholder sign
                                          here                        Co-owner
                                          sign here

                                       A-2